UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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X-RITE, INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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X-RITE, INCORPORATED

4300 44TH STREET, S.E.

GRAND RAPIDS, MICHIGAN 49512

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 18, 2011

April [    ], 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of X-Rite, Incorporated, a Michigan corporation (“X-Rite” or the “Company”), which will be held on May 18, 2011, at 8:00 a.m., Central Daylight Time, at the offices of Winston & Strawn LLP, 35 West Wacker Drive, Chicago, IL 60601, for the following purposes:

1. To elect three directors to the Company’s Board of Directors as set forth in the accompanying Proxy Statement;

2. To approve a proposed amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock;

3. To approve the adoption of the X-Rite Incorporated 2011 Omnibus Long Term Incentive Plan;

4. To vote on a non-binding resolution to approve the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Proxy Statement;

5. To vote on a non-binding basis to determine the frequency (whether annual, biennial or triennial) with which shareholders of the Company shall be entitled to have an advisory vote on executive compensation; and

6. To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

The record date for the Annual Meeting is March 22, 2011. Only shareholders of record as of the close of business on March 22, 2011 are entitled to receive notice of, and to vote at the Annual Meeting.

The Company is again pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their shareholders via the Internet. These rules allow the Company to provide you with the information you need while lowering the costs and environmental impact associated with printing and mailing proxy materials for the Annual Meeting. On or about April [ ], 2011, the Company will mail to its shareholders a notice containing instructions on how to access the proxy materials and vote on the matters described above. In addition, the notice will include instructions on how you can request a paper copy of the proxy materials.

We are pleased to offer multiple options for voting your shares. As detailed in the “Solicitation of Proxies” section of this Notice and Proxy Statement, you can vote your shares via the Internet or by telephone, mail or written ballot at the Annual Meeting. We encourage you to vote via the Internet as it is the most cost-effective method for us.

Whether you attend the meeting or not, your vote is important, and we encourage you to vote them promptly. In addition, you may revoke your proxy at any time before it is voted at the meeting. You may do so by delivering to the Secretary of X-Rite a signed written notice of revocation that is dated later than the date of your proxy, by executing and returning a proxy card dated later than the previous one or by attending the meeting and notifying the secretary of the meeting in writing prior to the voting of your proxy of your intention to vote in person. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

By order of the Board of Directors,

Rajesh K. Shah

Secretary

THE DATE OF THIS PROXY STATEMENT IS APRIL [    ], 2011,

AND IT IS FIRST BEING DELIVERED OR OTHERWISE MADE AVAILABLE

TO SHAREHOLDERS ON OR ABOUT APRIL [    ], 2011.

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2010 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

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X-RITE, INCORPORATED

4300 44TH STREET, S.E.

GRAND RAPIDS, MICHIGAN 49512

PROXY STATEMENT

APRIL [    ], 2011

SUMMARY OF THE ANNUAL MEETING

Time, Place and Purpose

This Proxy Statement is being furnished to shareholders as part of the solicitation of proxies by the Board of Directors for use at the Annual Meeting to be held on May 18, 2011, starting at 8:00 a.m., Central Daylight Time, at the offices of Winston & Strawn LLP, 35 West Wacker Drive, Chicago, IL 60601, and any adjournment or postponement thereof.

Agenda

At the Annual Meeting, shareholders will vote on the following proposals:

1. To elect three directors to the Company’s Board of Directors (the “Board”) as set forth in the Proxy Statement;

2. To approve a proposed amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock;

3. To approve the adoption of the X-Rite, Incorporated 2011 Omnibus Long Term Incentive Plan;

4. To vote on a non-binding resolution to approve the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Proxy Statement;

5. To vote on an advisory (non-binding) basis to determine the frequency (whether annual, biennial or triennial) with which shareholders of the Company shall be entitled to have an advisory vote on executive compensation; and

6. To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Voting Securities and Record Date

The holders of record of shares of the Company’s common stock, par value $.10 per share, as of the close of business on March 22, 2011, the record date for the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting. On the record date, there were [    ] shares of common stock outstanding.

Shareholders are entitled to one vote for each share of the Company’s common stock registered in their names at the close of business on the record date. A majority of the shares entitled to vote represented in person or by proxy will constitute a quorum for action at the Annual Meeting. Directors are elected by a plurality of the votes cast by shareholders entitled to vote on their election at a meeting at which a quorum is present. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Similarly, with respect to the proposal to approve, on a non-binding basis, the frequency of future non-binding votes on executive compensation, the frequency alternative receiving the most votes will be the choice of the shareholders. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Abstentions and proxies relating to “street name” shares that are voted by brokers on some matters, but not on other matters as to which authority to vote is withheld from the broker (“broker non-votes”) absent voting instructions from the beneficial owner, are counted for the purpose of determining the presence or absence of a quorum for the transactions of business. However, abstentions and broker non-votes will be disregarded in tabulating the votes on all matters brought before the meeting.

Notice and Access of Proxy Statement

The Company has again elected to deliver its proxy materials to shareholders electronically via the Internet, as permitted by rules adopted by the United States Securities and Exchange Commission (the “SEC”). Accordingly, the Company will send a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders who have not previously opted to receive a printed copy of the proxy materials by mail or enrolled in the electronic delivery service described in “Electronic Delivery of Proxy Statement and Annual Report” above. Instructions on how to access the proxy materials and vote over the Internet and how to request a printed copy of the proxy materials may be found on the Notice. In addition, the Notice includes instructions on how shareholders may request to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Company encourages you to take advantage of the availability of the proxy material on the Internet.

Electronic Delivery of Proxy Statement and Annual Report

This Proxy Statement and the 2010 Annual Report are available on the Company’s Internet site at http://ir.xrite.com.

Shareholders can elect to receive future Proxy Statements and Annual Reports via e-mail instead of receiving paper copies in the mail or through notice and access as described in “Notice and Access of Proxy Statement” below. If you are a shareholder of record, you can enroll in the electronic delivery service and save the Company the cost of producing and mailing these documents by:

1.	Following the instructions provided when you vote over the Internet, or

2.	Going to the Company’s Internet page at http://ir.xrite.com and following the instructions provided to enroll in the electronic delivery service.

If you are a shareholder of record and enroll in the electronic delivery service, you will receive an annual e-mail message containing the Internet address to access the Company’s Proxy Statement and Annual Report. The e-mail also will include instructions for voting over the Internet.

If you hold your shares in “street name,” and enroll in the electronic delivery service and your bank, broker or other holder of record participates in the service; you will receive an annual e-mail message containing the Internet address to use to access the Company’s Proxy Statement and Annual Report.

Proxies; Revocation

The use of a proxy allows a shareholder of X-Rite to be represented at the Annual Meeting if he or she is unable to attend the meeting in person. There are four (4) ways to vote your shares:

1.	By the Internet at www.proxyvote.com;

2.	By toll-free telephone at 1-800-690-6903;

3.	By completing and mailing your proxy card; and

4.	By written ballot at the meeting.

Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time on May 17, 2011. If you vote your shares using any of the methods described above, the shares represented by the proxy will be voted at the meeting or at any adjournment or postponement thereof. Where shareholders specify a choice, the shares will be voted as specified. If no choice is specified on a properly executed proxy card, the shares represented by the proxy will be voted “FOR” the election of the directors listed as nominees in the proxy, “FOR” the amendment of the Company’s Articles of Incorporation, “FOR” the adoption of the X-Rite, Incorporated 2011 Omnibus Long Term Incentive Plan, “FOR” the advisory vote on executive compensation, and “FOR” the two year frequency option on the advisory vote on executive compensation. A proxy may be revoked prior to its exercise by (1) delivering to the Secretary of X-Rite a signed written notice of revocation that is dated later than the date of your proxy, (2) delivering of a later-dated proxy, including by telephone or Internet vote, or (3) attending the meeting in person and notifying the secretary of the meeting in writing prior to the vote of your proxy that you intend to vote your shares in person and voting your shares at the meeting. Attendance at the meeting, in and of itself, will not constitute a revocation of a proxy.

Shares Held Through a Bank, Broker or Other Nominee

If you are the beneficial owner of shares held in “street name” through a bank, broker or other nominee, such bank, broker or nominee, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give instructions, the shares will be treated as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of NASDAQ. Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you. X-Rite does not expect that any matter other than those described above under “Agenda” will be brought before the Annual Meeting. If, however, other matters are properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment. No items on the agenda for the Annual Meeting are considered routine matters.

If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

Solicitation of Proxies

The Board and management of the Company are making this solicitation of proxies from shareholders. The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile by regular employees of the Company without additional compensation. In addition, brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners.

Adjournments and Postponements

Although it is not expected, the Annual Meeting may be adjourned or postponed. Any adjournment or postponement may be made without notice, other than an announcement made at the Annual Meeting, by approval of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting, whether or not a quorum exists. Any signed proxies received by X-Rite will be voted in favor of an adjournment or postponement in these circumstances, other than in the event a new record date is set. Any adjournment or postponement of the Annual Meeting will allow X-Rite shareholders who have already sent in their proxies to revoke them at any time prior to their exercise.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation specify that the Board shall consist of at least six (6), but not more than nine (9) members, with the exact number to be fixed by the Board from time to time. The Board has fixed the number of directors at nine (9). The Articles of Incorporation also specify that the Board be divided into three classes, with the directors of the classes to hold office for staggered terms of three (3) years each.

The Board has nominated Colin M. Farmer, John E. Utley and Thomas J. Vacchiano, Jr. for election as directors to three-year terms expiring in 2014. Messrs. Farmer, Utley and Vacchiano are presently serving as directors of the Company. The Board has determined that Messrs. Farmer and Utley are independent, as further described below under “Director Independence.” All nominees have consented to being named in this Proxy Statement and to serve as directors of the Company if elected.

Unless otherwise specifically directed by a marking on a shareholder’s proxy, the persons named as proxy voters in the accompanying proxy will vote FOR the nominees described below. If any of these nominees were to become unable to serve as a director, which is not now anticipated, the Board may designate a substitute nominee, in which case the accompanying proxy will be voted for the substituted nominee. Alternatively, the Board may reduce the number of directors to be elected at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Directors are elected by a plurality of the votes cast by shareholders entitled to vote on their election at a meeting at which a quorum is present. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Any shares for which authority is withheld to vote for director nominees and broker non-votes have no effect on the election of directors except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes.

The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

Nominees for Election with Terms Expiring in 2014

Colin M. Farmer (37) is a Managing Director of OEP Holding Corporation. Prior to joining OEP Holding Corporation in October 2006, Mr. Farmer spent eight years at Harvest Partners, a middle-market private equity firm. He currently serves on the Board of Directors of NCO Group, Inc., a provider of accounts receivable management and related services. Mr. Farmer’s extensive knowledge of capital markets, finance and accounting is helpful to the Board’s consideration of financial matters. He works closely with management on capital markets activities and corporate and tax structuring initiatives. Mr. Farmer’s original nomination to serve on the Board was at the request of OEPX, LLC under the terms of the recapitalization of the Company in October 2008. Mr. Farmer has served as a director of the Company since 2008.

John E. Utley (70) is a general business consultant. He retired in 1999 as Acting Deputy President of Lucas Varity Automotive. Lucas Varity was headquartered in London, England before being sold to TRW, Inc. Prior to that, he served in several senior management positions for more than five years, including Senior Vice President Strategic Marketing for Varity Corporation, and served as Chairman of the Board of both Kelsey Hayes Co. and Walbro Corporation. Prior to the purchase of Kelsey Hayes by Varity Corporation. Mr. Utley served as President and Chief Operating Officer, Kelsey Hayes Co. Mr. Utley has served as the Chairman of the Board of X-Rite since 2003. Mr. Utley’s extensive executive experience, his background in global marketing, and history with the Company are valued by the Board.

Thomas J. Vacchiano, Jr. (59) is the President and Chief Executive Officer of the Company and has held that position since October 1, 2006. He joined X-Rite as its President in July 2006 as part of the Amazys Holding

AG (“Amazys”) acquisition. Prior to the Amazys acquisition, he served as Amazys’ President and Chief Executive Officer. Amazys was a color technology company headquartered in Switzerland and was publicly traded on the Swiss Stock Exchange. Mr. Vacchiano’s day-to-day leadership as Chief Executive Officer of X-Rite provides the Board with an intimate view of the Company’s challenges, opportunities, and operations. Mr. Vacchiano has served as a director of the Company since 2006.

DIRECTOR BIOGRAPHICAL INFORMATION AND QUALIFICATIONS

Set forth below is a description of the business experience of each of the Company’s directors other than Messrs. Farmer, Utley and Vacchiano, whose biographies are set forth above under “Proposal 1 Election of Directors.” The Board has determined that each nominee and continuing director brings a strong and unique background and set of skills to the Board, giving the Board as a whole diversity and experience in a wide variety of areas, including executive management, private equity, engineering, finance, manufacturing, marketing, and international business.

Continuing Directors with Terms Expiring in 2013

Gideon Argov (54) is President and Chief Executive Officer of Entegris, a materials integrity management company serving high technology industries. Mr. Argov became President and Chief Executive Officer of Entegris immediately after its merger with Mykrolis on August 5, 2005. He had served as Chief Executive Officer of Mykrolis since November 2004. Prior to joining Mykrolis, Mr. Argov was a special limited partner of Parthenon Capital, a Boston-based private equity firm, since 2001. Mr. Argov has served on the Company’s Board since 2006 when it acquired Amazys. Prior to that, Mr. Argov served on Amazys’ Board of Directors since 1997. Mr. Argov currently serves on the Board of Directors of Interline Brands, Inc. Mr. Argov’s experience as the Chief Executive Officer of Entegris provides the Board with the unique experience of providing products to high technology enterprises around the world. Mr. Argov also has an understanding of the color industry and the historical evolution of the markets that X-Rite operates in due to his long service on the board of Amazys prior to its acquisition by X-Rite in 2006. Mr. Argov has served as a director of the Company since 2006.

David A. Eckert (56) is a business consultant and has led a series of companies providing products and services to businesses worldwide. In 2010, Mr. Eckert served as the Chief Executive Officer and a member of the Board of Directors of Safety-Kleen Systems, Inc., an environmental solutions company. Prior to that, he served as President, Chief Executive Officer and a member of the Board of Directors of Iron Age Corporation from 2003 to 2007; Senior Executive Vice President for Kessler Financial Services, L.P; President, Chief Operating Officer and a member of the Board of Directors of Clean Harbors, Inc. from 1996 to 1998; and Co-Chairman of the Board of Directors and Co-Chief Executive Officer of Smith Valve Corporation from 1991 to 1996. He serves as Chair of the Advisory Board of Northwestern University’s McCormick School of Engineering and Applied Science. Mr. Eckert’s 30 years of experience as a Director, Chief Executive Officer, senior executive and management consultant across a wide range of industries provides the Board with a significant understanding of strategic and operational challenges. Mr. Eckert’s original nomination to serve on the Board was at the request of OEPX, LLC under the terms of the recapitalization of the Company in October 2008. Mr. Eckert has served as director since 2008.

L. Peter Frieder (68) is the President and Chief Executive Officer of Gentex Corporation, a designer, developer and manufacturer of integrated life support systems. He has held that position for more than five years. Mr. Frieder also serves as an advisor to the Chairman of Essilor, which designs and manufactures corrective lenses worldwide, and as a consultant to their Disruptive Technologies Team. Mr. Frieder’s experience leading an organization with ongoing research and development, engineering and manufacturing operations is particularly important to the Board’s discussions related to the strategy of the Company. Mr. Frieder has served as a director of the Company since 2003.

Continuing Directors with Terms Expiring in 2012

Bradley J. Coppens (29) is a Managing Director of OEP Holding Corporation. Prior to joining OEP Holding Corporation in 2006, Mr. Coppens worked in the investment banking division of JPMorgan Chase & Co. in the mergers and acquisitions department. He currently serves on the boards of directors of Prodigy Health Group, a privately-held benefits management company in the U.S., specializing in third-party health plan administration and medical management services, and Systagenix Wound Management, a worldwide leader in the advanced wound care market. Mr. Coppens has broad knowledge of capital markets, finance and accounting issues and has assisted directors and management teams in a variety of situations including capital raising, corporate restructuring and strategic planning activities. Mr. Coppens received his B.B.A. in accounting and finance from the Ross School of Business at the University of Michigan. Mr. Coppens’ nomination to serve on the Board was at the request of OEPX, LLC under the terms of the recapitalization of the Company in October 2008. Mr. Coppens has served as a director of the Company since 2010.

Daniel M. Friedberg (49) has been President and Chief Executive Officer of Sagard Capital Partners Management Corporation, the investment manager of Sagard, since its founding in 2005. Since 2005, he has also been a Vice President and Officer of Power Corporation of Canada, a diversified international management and holding company. Prior to that, he was a Partner at Bain & Company. Mr. Friedberg joined Bain & Company in 1987 in the London office, and was a founder of the Toronto office in 1989 and the New York office in 2000. Mr. Friedberg’s extensive experience in strategic and operational consulting in both private and public companies is a valuable asset to the Board. Mr. Friedberg’s original nomination to serve on the Board was at the request of Sagard Capital Partners, L.P. under the terms of the recapitalization of the Company in October 2008. Mr. Friedberg has served as a director of the Company since 2008.

Mark D. Weishaar (53) is Chief Executive Officer and President of Sturgis Molded Products, a custom injection molding company headquartered in Michigan, and has held that position since 1997. Mr. Weishaar is a certified public accountant and served as a Partner and Member of the Board of Directors of BDO Seidman, LLP where he worked for 15 years in various capacities. Mr. Weishaar is a financial expert with extensive knowledge of financial and accounting issues, which is valued in his role chairing the Audit Committee. Mr. Weishaar has served as a director of the Company since 2003.

DIRECTOR SELECTION CRITERIA AND REVIEW OF DIRECTOR NOMINEES

The Nominating and Governance Committee (“NGC”) reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the members of the Board reflect the appropriate balance of knowledge, experience, skills, expertise and diversity necessary to maximize the Board’s ability to manage and direct the affairs and business of the Company. Although the NGC does not have a formal policy with respect to diversity, the NGC considers diversity as one of a number of factors in identifying director nominees. The NGC views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional concepts of diversity such as race and gender. The NGC seeks candidates with diverse viewpoints and backgrounds and who have substantial experience in and understanding of domestic and international operations, technology, marketing, finance, accounting and other disciplines relevant to the Company’s ongoing success. The NGC requires that directors are able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary to ensure good corporate governance is practiced.

Although there are no formal minimum criteria for director nominees, in making its recommendations to the Board, the NGC considers factors that are in the best interests of the Company and its shareholders, including the experience of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a director; independence and willingness to consider strategic proposals; understanding of the Company’s business and technology; educational and professional background; personal accomplishments; independence from management; financial and accounting expertise and any other criteria established by the Board and any core competencies or technical expertise necessary for Board committees. In addition, the Committee assesses whether a candidate possesses the integrity, ethics and sound business judgment that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties.

The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best represent shareholder interests through the exercise of sound judgment using its diversity of experience. In determining whether to recommend a director for re-election, the NGC also considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board, and the results of the most recent Board self-evaluation.

In connection with the recapitalization in October 2008, the Company has agreed to use its reasonable best efforts to have the designees of the Company’s institutional investors OEPX, LLC (“OEP”), managed by One Equity Partners, LLC, and Sagard Capital Partners, L.P. (“Sagard”), elected to the Board. OEP has the right to designate (i) three directors to the Board for so long as it holds at least 30% of the outstanding common stock, (ii) two directors for so long as it holds at least 20% of the outstanding common stock and (iii) one director for so long as it holds at least 10% of the outstanding common stock. Sagard has the right to designate one director to the Board for so long as it holds at least 10% of the outstanding common stock. Neither OEP nor Sagard can designate any directors once their holdings fall below 10%, respectively, of the outstanding common stock. The election or appointment of the OEP and Sagard nominees is subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the NGC.

OEP’s current designees on the Board are Bradley J. Coppens, David A. Eckert and Colin M. Farmer, and Sagard’s current designee is Daniel M. Friedberg. Mr. Farmer, whose term expires in 2011, has been nominated by the NGC and is included on the slate of nominees in this Proxy Statement to serve as a director with a term expiring in 2014. Mr. Eckert’s current term expires in 2013, and Messrs. Coppens’ and Friedberg’s current terms expire in 2012.

The NGC will consider shareholder recommendations for candidates for the Board, provided that the recommending shareholder follows the procedures set forth in Article IV.E. of the Company’s Articles of Incorporation for nominations by shareholders of persons to serve as directors. Pursuant to Article IV.E. of the Company’s Articles of Incorporation, nominations for directors must be received not later than 30 days prior to the date of the meeting (or within seven days after the Company mails, or otherwise gives notice of the date of such meeting, if such notice is given less than 40 days prior to the meeting date). Such notice must include the name of any recommended candidate for director, together with a brief biographical sketch, and a document indicating the candidate’s willingness to serve, if elected. To date, the Company has not received any recommendations from shareholders requesting that the NGC consider a candidate for inclusion in the slate of nominees in the Company’s Proxy Statement. To be included in the Company’s Proxy Statement relating to the 2012 Annual Meeting of shareholders or to be considered at the 2012 Annual Meeting, recommendations must be received in the manner specified in “Submission of Shareholder Proposals for 2012 Annual Meeting of Shareholders,” on page 52.

DIRECTOR INDEPENDENCE

The Board has determined that all of the non-employee directors are “independent” for purposes of compliance with NASDAQ listing standards and applicable law. Further, all of the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. The independent directors are as follows:

Gideon Argov	Daniel M. Friedberg
Bradley J. Coppens	L. Peter Frieder
David A. Eckert	John E. Utley
Colin M. Farmer	Mark D. Weishaar

All of the members of the Company’s Audit Committee, the NGC and the Compensation Committee are independent directors.

BOARD LEADERSHIP STRUCTURE AND ITS COMMITTEES

The non-executive Chairman of the Board is John E. Utley. Under his leadership, the Board oversees, counsels, and directs management in the long-term interests of the Company and its shareholders. The Board believes that its current leadership structure with a separate Chief Executive Officer and independent Board Chairman ensures the effective, independent oversight of management on behalf of the Company’s shareholders and allows the Chief Executive Officer to focus on the execution of the Company’s day-to-day business, strategy and growth. The Board’s responsibilities include:

•	Oversight of the conduct of the business and assessment of business risks;

•	Selection and evaluation of the performance of the Chief Executive Officer and other senior executives; and

•	Oversight of the process for maintaining the integrity of the Company’s financial statements and other public disclosures, and compliance with laws and ethics.

The Board has adopted a charter for each of the four standing committees that addresses the composition and functioning of the committees. The Board has also adopted an Ethical Conduct Policy that applies to all of its employees, officers and Directors; and a Code of Ethics for Senior Executive Officers. The Company will disclose amendments to, or waivers from, provisions of its code of ethics, if any, that apply to the Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer by posting such information on the Company’s website. The Code of Ethics, committee charters, and Ethical Conduct Policy may be viewed on the Company’s Internet page at http://ir.xrite.com under Corporate Governance and are also available in print by writing to the Company’s Corporate Secretary at X-Rite, Incorporated, 4300 44th Street, S.E., Grand Rapids, Michigan 49512.

The Board and its committees met throughout the year, and acted by written consent from time to time as appropriate. Board members are expected to make a reasonable effort to attend all meetings of the Board, all applicable committee meetings, and each Annual Meeting of Shareholders. All members of the Board attended the 2010 Annual Meeting of Shareholders and each of the current members of the Board is expected to attend the 2011 Annual Meeting of Shareholders. During fiscal 2010, the Board held five meetings. During fiscal 2010, each director attended at least 75 percent of the aggregate of the number of meetings of the Board plus the total number of meetings of all committees on which such director served.

The Board endeavors to schedule at least two Board meeting per year at key worksite locations. For example, in fiscal 2010, the Board held meetings in Grand Rapids, Michigan at the Company’s global headquarters, and in Carlstadt, New Jersey, the Company’s Pantone subsidiary. The Company believes that it is important that the Board engage in both formal and informal discussions with members of senior management throughout the organization, as well as with various employee populations on a regular basis.

In accordance with NASDAQ rules, the Company’s non-employee directors meet regularly in executive sessions of the Board without management present.

The table below shows current membership for each of the standing Board committees:

Audit Committee	Compensation Committee	Nominating and Governance Committee	Administrative Committee
Mark D. Weishaar*	Gideon Argov*	L. Peter Frieder*	Colin M. Farmer*
Colin M. Farmer	Bradley J. Coppens	David A. Eckert	Bradley J. Coppens
Daniel M. Friedberg	Daniel M. Friedberg	Daniel M. Friedberg	Daniel M. Friedberg
John E. Utley	Mark D. Weishaar	John E. Utley, ex-officio	L. Peter Frieder
	John E. Utley, ex-officio		Thomas J. Vacchiano, Jr.

*	Committee Chairman

Below is a description of each standing committee of the Board. Each committee has the authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.

Audit Committee

The primary purpose of the Audit Committee is to assist the Board in its general oversight responsibilities for management’s conducting of the Company’s accounting and financial reporting processes; financial risk assessment; internal controls for finance, accounting, legal compliance and ethics; and audit functions. In addition, the Audit Committee is responsible for the appointment, retention, compensation, and oversight of the work of the Company’s independent public accounting firm. The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing the Company’s financial statements. The Audit Committee’s role is one of oversight and does not provide any expert assurance or certification as to the Company’s financial statements or the work of the independent auditors. The Committee’s specific responsibilities are delineated in the Audit Committee Charter. The Audit Committee Charter can be viewed on the Company’s website. The Board has determined that each Audit Committee member is financially literate and that Mark D. Weishaar is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. Each member of the Audit Committee is “independent” for purposes of NASDAQ listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934. During 2010, the Audit Committee held four meetings. For a further description of the Audit Committee’s responsibility and findings, see “Audit Committee Report.”

Compensation Committee

The primary function of the Compensation Committee is to assist the Board in matters relating to compensation as may be appropriately delegated to it by the Board. The Compensation Committee has a role in helping the Board ensure a clear relationship between total compensation, organization performance, and returns to shareholders. This is based on the Board’s belief that total compensation programs, properly aligned with economic value creation and the values and goals of the Company are essential tools in the delivery of sustainable value to shareholders. The Compensation Committee has authority for reviewing and determining salaries, performance-based incentives, and other matters related to the compensation of the Company’s executive officers, and administering the Company’s equity plans, including the granting of equity awards. The Compensation Committee also reviews and determines various other compensation policies and matters, including making recommendations to the Board and to management related to employee compensation and benefit plans. The Compensation Committee engaged Meridian Compensation Partners, LLC, a consulting firm experienced in all aspects of executive compensation analysis and design, to assist with its executive and director compensation analysis in fiscal year 2010. Meridian performs no other services for the Company. All of the members of the Compensation Committee are independent, non-employee directors of the Company. During 2010, the Compensation Committee held five meetings.

Nominating and Governance Committee

The primary function of the NGC is to assist the Board by recommending qualifications and standards to serve as a director of the Company, identifying individuals qualified to become directors of the Company, and developing and evaluating corporate governance standards and policies for the Company. The NGC also reviews and evaluates the Chief Executive Officer’s performance and advises the Company’s Compensation Committee on its findings. The NGC’s responsibility for determining director qualifications is discussed in greater detail under “Director Selection Criteria and Review of Director Nominees.” The NGC is composed entirely of independent, non-employee directors, and held four meetings in 2010.

Administrative Committee

The primary function of the Administrative Committee is to work actively with the CEO to provide strategic planning and annual budget recommendations for the review and consideration of the entire Board. The Administrative Committee also has the authority to approve any change in executive management appointments. Under the terms of our Series A Preferred Stock, the obligation of the Company to maintain the Administrative Committee terminates in the event that the shares of our Series A Preferred Stock are redeemed or the current holders our Series A Preferred Stock hold less than 25% of the outstanding shares of such stock.

Risk Oversight

The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Company has a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout its global organization including macro-economic risks, such as inflation, reductions in economic growth, restrictions on access to markets and recession. The Board and its standing committees also review business-specific risks related to business strategy, operational execution, financial structure, legal and regulatory compliance, and corporate governance.

The Board receives and reviews regular reports on the Company’s strategy, operations and financial performance from management. In addition, the Board delegates specific areas of risk assessment responsibilities to different Board committees. For example:

Audit Committee:

•	financial reporting, disclosures and internal controls,
•	ethics-related issues and Foreign Corrupt Practices Act regulatory compliance,
•	information technology controls, and
•	insurance coverage adequacy

Compensation Committee:

•	succession planning,
•	employee retention, and
•	compensation policies and practices

Nominating and Governance Committee:

•	corporate governance standards and policies

Administrative Committee:

•	corporate strategy and annual budget

Director Compensation

The Compensation Committee performs an annual review and assesses the adequacy of levels of director compensation. Final compensation levels are approved by the full Board. Director compensation remains unchanged from 2010. For 2011, each director who is not an employee of the Company will receive a quarterly cash retainer of $18,250, plus additional quarterly retainers of $6,250 for the Chairman of the Board, $3,000 for the Chairman of the Audit Committee, $2,500 for the Chairman of the Compensation Committee, $1,500 for the Chairmen of the NGC and the Administrative Committee, $1,500 for Audit Committee members, $1,000 for the Compensation Committee members, and $750 for the NGC and Administrative Committee members. In addition, immediately following the 2011 Annual Meeting of Shareholders, each non-employee director will be granted equity in the form of stock options and restricted shares with an approximate aggregate value of $50,000 ($76,400 for the Chairman of the Board). All equity grants to the Board vest in full after one year.

The Company uses a modified Black-Scholes valuation applied on a consistent basis from year to year to determine the number of shares issued and options granted. All options were granted with an exercise price per share equal to the fair market value on the May 18, 2010 date of grant which was $3.49. The restricted stock and options vest after one year and the options have a ten year term. Messrs. Argov, Coppens, Eckert, Farmer, Friedberg, Frieder and Weishaar each received a stock option award to purchase 15,527 shares of X-Rite stock and 9,006 restricted shares of X-Rite stock. Mr. Utley, as Chairman, received a stock option award to purchase 23,725 shares of X-Rite stock and 13,761 restricted shares of X-Rite stock.

Mr. Vacchiano receives no additional compensation for serving as a director. Like all directors, he is eligible to receive reimbursement of any expenses incurred in attending Board and committee meetings.

DIRECTOR COMPENSATION IN FISCAL YEAR 2010

Current Directors	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Gideon Argov	83,000	31,431	31,545	145,976
Bradley J. Coppens	80,000	31,431	31,545	142,976
David A. Eckert	76,000	31,431	31,545	138,976
Colin M. Farmer	85,000	31,431	31,545	147,976
Daniel M. Friedberg	89,000	31,431	31,545	151,976
L. Peter Frieder	82,000	31,431	31,545	144,976
John E. Utley	104,000	48,026	48,200	200,226
Mark D. Weishaar	89,000	31,431	31,545	151,976

Former Directors
David M. Cohen(4)	—	—	—	—

(1)	Retainer and fees earned by Messrs. Coppens and Farmer are paid directly to OEP, and those earned by Mr. Friedberg are paid directly to Sagard.

(2)	Reflects the aggregate grant date fair value compensation costs for financial statement reporting purposes in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for the fiscal year ended January 1, 2011 in accordance with ASC Topic 718 for share-based awards granted in 2010. As of January 1, 2011, each non-employee director held the following number of shares of restricted stock outstanding that were still unvested: Mr. Argov: 9,006; Mr. Coppens: 9,006; Mr. Eckert: 9,006; Mr. Farmer: 9,006; Mr. Friedberg: 9,006; Mr. Frieder: 9,006; Mr. Utley: 13,761; and Mr. Weishaar: 9,006. Messrs. Coppens and Farmer hold their restricted shares for the benefit of OEP. Mr. Friedberg holds his restricted shares for the benefit of Sagard.

(3)	Reflects the aggregate grant date fair value compensation costs for financial statement reporting purposes in conformity with GAAP for the fiscal year ended January 1, 2011 in accordance with ASC Topic 718 for options granted in 2010. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended January 1, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2011. As of January 1, 2011, each non-employee director had the following number of options outstanding: Mr. Argov: 207,038; Mr. Coppens: 191,300; Mr. Eckert: 188,924; Mr. Farmer: 191,300; Mr. Friedberg: 193,675; Mr. Frieder: 223,557; Mr. Utley: 345,935; and Mr. Weishaar: 234,817. Messrs. Coppens and Farmer hold their options for the benefit of OEP. Mr. Friedberg holds his options for the benefit of Sagard. The outstanding options that are exercisable as of March 22, 2011, or within 60 days thereafter, are included in the Securities Ownership of Management and Directors table.

(4)	Mr. Cohen resigned from the Board on March 17, 2010.

Shareholder Communications with Directors

The Board has adopted a process for shareholder communications. Generally, shareholders who want to communicate with the Board or any individual director can write to X-Rite, Incorporated, Corporate Secretary, 4300 44th Street, S.E, Grand Rapids, Michigan 49512. Your letter should indicate that you are an X-Rite, Incorporated shareholder. Depending on the subject matter, management will forward the communication to the director or directors to whom it is addressed; attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors on request.

PROPOSAL 2

APPROVAL OF INCREASE IN AUTHORIZED COMMON STOCK

Article III of the Company’s Articles of Incorporation currently provides for authorized capital stock consisting of 100,000,000 shares of common stock, par value $.10 per share, and 5,000,000 shares of preferred stock, par value $.10 per share. As of March 7, 2011 there were 85,912,620 shares of common stock outstanding, and 7,541,031 shares were reserved for issuance in connection with various employee benefit plans. As of March 7, 2011, there were 46,980 shares of preferred stock outstanding, and 4,953,020 shares of preferred stock were reserved for future issuance.

At a meeting held on March 2, 2011, the Board of Directors unanimously adopted a resolution approving an amendment to Article III of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000, and recommending the amendment for approval by the Company’s shareholders. The Board believes that the authorization of an additional 50,000,000 shares of common stock will provide increased flexibility for future growth and provide the opportunity for enhanced marketability of the Company’s common stock, although the Board has not yet decided to issue those shares for any particular purpose. The additional shares of common stock will be available for issuance from time to time, including for raising capital through the sale of common stock or securities convertible into common stock, in connection with a stock split or dividend, as consideration in connection with acquisitions and for attracting and retaining valuable employees and directors by issuing additional equity-based awards.

As is the case with the current authorized but unissued shares of common stock, the additional shares of common stock authorized by this proposed amendment could be issued upon approval by the Board without further vote of the Company’s shareholders except as may be required in particular cases by applicable law or NASDAQ rules. Under the Company’s Articles of Incorporation, shareholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership interest in the Company. If we issue additional shares of common stock or securities convertible into common stock, such issuance would have a dilutive effect on the voting power and could have a dilutive effect on the earnings per share of the Company’s currently outstanding shares of common stock. Additionally, the Company has no current intention of using additional shares of common stock as an anti-takeover defense; however, such an issuance could be used to create impediments to or otherwise discourage persons attempting to gain control of the Company (through dilutive offerings or otherwise).

The affirmative vote of a majority of the outstanding shares of common stock is required for approval of this proposal. Since abstentions and broker non-votes are not affirmative votes, they will have the effect of votes cast against this proposal.

The Board unanimously recommends a vote FOR approval of the proposed increase in authorized common stock.

PROPOSAL 3

APPROVAL OF THE X-RITE, INCORPORATED 2011 OMNIBUS LONG TERM INCENTIVE PLAN

The Board believes that the continued growth and profitability of the Company depends, in part, on the ability of the Company to attract and retain highly qualified employees. In order to achieve this objective, the Board has determined that it is in the best interests of the Company and its shareholders to adopt the X-Rite, Incorporated 2011 Omnibus Long Term Incentive Plan (the “Plan”). The Board believes that the Plan will encourage stock ownership among officers and certain management employees, which will provide an incentive for such employees to expand and improve the profits and prosperity of the Company. The Board also believes the Plan will make service on the Board more attractive to present and prospective outside directors, as well as provide directors additional incentive to direct the Company effectively. Further, the Board believes the Plan will encourage stock ownership by certain consultants and advisors, which will provide an incentive to expand and improve the profits and prosperity of the Company and make continued service to the Company more attractive. Accordingly, on March 2, 2011, the Board adopted the Plan, subject to shareholder approval. A copy of the Plan is attached hereto as Exhibit A. The following summary of the material features of the Plan is qualified in its entirety by reference to the complete text of the Plan.

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting, will be required for the approval of the Plan.

Summary of the X-Rite, Incorporated 2011 Omnibus Long Term Incentive Plan

Purpose. The purpose of the Plan is to provide officers and key employees of the Company and its subsidiaries, members of the Board, and certain consultants and advisors who perform services for the Company or its subsidiaries with the opportunity to be granted shares of common stock or receive monetary payments based on the long term economic performance of the Company. If the Plan is approved by the shareholders, no further grants shall be made under the 2008 Omnibus Long Term Incentive Plan. Instead, all future grants will be made under the Plan.

Plan Administration. The Plan will be administered by a compensation committee (the “Committee”), which may consist of two or more “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and “non-employee directors” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Committee will have the sole authority (consistent with the Plan document) to determine who receives an Award (defined below), the type, size and terms of the Award, the time when an Award will be granted, the duration of any applicable exercise and vesting period of an Award and the ability to accelerate an Award.

Indemnification. The Company will indemnify the Board, the Committee and Plan participants against any and all liabilities for actions taken in conjunction with the Plan or failure to act with respect to duties under the Plan, except in circumstances involving bad faith, gross negligence or willful misconduct.

Eligibility. All employees, officers and directors of the Company and its subsidiaries, as well as consultants and advisors to the Company or its subsidiaries will be eligible to participate in the Plan, as determined by the Committee.

Types of Awards. Awards may be granted in any combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock (d) Restricted Stock Units, (e) Performance Shares, (f) Performance Units, and (g) Other Incentive Awards in the form of cash or equity (collectively, “Awards”).

Share and Award Limitations. The aggregate number of shares of common stock that may be subject to Awards will be 6,000,000 shares of common stock, plus any shares of common stock that are or become available for grants of awards under the Company’s 2008 Omnibus Long Term Incentive Plan, which may be authorized and unissued, subject to any adjustments as described in the following section. Shares subject to Awards that for any reason are cancelled or terminated without being delivered or are withheld to satisfy tax withholding obligations shall again be available for issuance under the Plan. The maximum number of shares of common stock that may be subject to Restricted Stock Awards, Restricted Stock Units, Performance Shares and Other Incentive Awards will be 4,500,000. The maximum number of shares of common stock with respect to which Restricted Stock Awards, Restricted Stock Units, Performance Shares and Other Incentive Awards may be granted in any one calendar year will be 750,000. The maximum number of Stock Options and Stock Appreciation Rights that may be granted to any individual in any one calendar year will be 500,000 and the maximum number of shares of common stock with respect to which Restricted Stock Awards, Restricted Stock Units and other awards that may be granted to any individual in any one calendar year will be 500,000. The aggregate fair market value of the common stock of the Company with respect to which Incentive Stock Options (as defined below) are exercisable for the first time by an individual in any calendar year is $100,000. The maximum aggregate dollar amount that may be paid to any individual during any one calendar year with respect to Performance Units or any Other Incentive Award paid in cash is $3,000,000.

Share and Award Adjustments. The number of shares available under the Plan and subject to any Award under the Plan will be adjusted to reflect a change in the Company’s capitalization, a reorganization or similar transaction or a stock dividend. The Committee will have the ability to make similar adjustments to awards to compensate for the diminution in the intrinsic value of shares of stock resulting from a reciprocal transaction such as a business combination, merger or acquisition.

Awards

Stock Options. Stock Options may be granted as either (i) incentive stock options within the meaning of Section 422(b) of the Code (“Incentive Stock Options”) or (ii) Stock Options that do not qualify as Incentive Stock Options (“Nonqualified Stock Options”). The exercise price per share of common stock subject to a Stock Option shall be determined by the Committee and may not be less than the fair market value of the Company’s common stock at the time of grant. The exercise period of each Stock Option granted shall be specified in an award agreement and will be no greater than 10 years. Incentive Stock Options may be granted only to employees of the Company or its subsidiaries, but may not be granted to a participant who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all outstanding Company Stock except under certain conditions. In no event shall any outstanding Stock Option be cancelled with an exercise price greater than the then current fair market value of the common stock for purposes of reissuing any other Award to a participant at a lower exercise price, nor shall the exercise price of an outstanding Stock Option be reduced, without shareholder approval.

Stock Appreciation Rights. Stock Appreciation Rights provide a participant with the right to receive a payment in an amount equal to the excess of the (i) fair market value, or other specified value, of a specified number of shares of common stock on the date the right is exercised, over (ii) the fair market value of such shares on the date of grant, or other specified value that is at least equal to 100% of the fair market value of the Company’s common stock on the date of grant. Stock Appreciation Rights must expire no later than 10 years from the date of their grant or such shorter periods as may be specified in an award agreement. In no event shall any outstanding Stock Appreciation Right be cancelled with a grant price greater than the then current fair market value of the common stock for purposes of reissuing any other Award to a participant at a lower grant price, nor shall the grant price of an outstanding Stock Appreciation Right be reduced, without shareholder approval.

Restricted Stock Awards. Restricted Stock Awards consist of common stock transferred to participants, which may be subject to restrictions such as the ability to sell or the right of the Company to reacquire the shares for no consideration upon termination of the participant’s employment within specified periods or prior to becoming vested.

Restricted Stock Units. Restricted Stock Units consist of the right to receive cash, common stock or a combination thereof at a date on or after vesting in accordance with terms and conditions established by the Committee, including the attainment of performance criteria specified by the Committee.

Performance Units. Performance Units have an initial value set by the Committee. Based on achievement of performance objectives established by the Committee, participants receive a certain number or value of Performance Units. Performance Units may be paid in cash, common stock or a combination thereof.

Performance Shares. Performance Shares have an initial value of the fair market value of the Company’s common stock on the date of grant. The Committee then establishes performance objectives and the individual receives a certain number or value of Performance Shares based on the attainment of the performance objectives at the end of the Performance Period. Performance Shares may be paid in cash, common stock or a combination thereof, as specified in an award agreement.

Other Incentive Awards. In addition to the aforementioned Award types, the Committee may grant other incentive awards that conform to the terms of the Plan and are payable in cash or common stock, including, without limitation, annual incentive awards.

Performance-Based Awards. Awards may be granted under the Plan such that they qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). The granting, vesting or payment of such Performance-Based Awards will only be based on one or more of the following factors to be used by the Committee for creating performance-based goals applicable to a given period: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of common stock or any other publicly traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA; economic value-added models and comparisons with various stock market indices; reductions in costs; cash flow from operations; or any combination of the foregoing. Performance goals are selected by the Committee in its discretion and must be established in writing no later than the earlier of (i) the 90th day in the performance period, or (ii) the expiration of 25% of the performance period. The Committee must certify in writing that such performance goals are met before any Performance-Based Award amounts are distributed under the Plan. The Committee retains the discretion to revise any Performance-Based Awards earned by an individual downwards.

Deferrals. The Committee may permit an individual to defer the receipt of cash or shares of the Company’s common stock that would otherwise be payable to the individual under the terms of the Plan, subject to the provisions of Section 409A of the Code and any applicable Treasury Regulations or other official guidance thereunder.

Change in Control

The Committee may determine that, upon the occurrence of a change in control of the Company, all or a portion of each outstanding Award shall become exercisable, payable in full, or terminate within a specified number of days after notice to the participant.

Amendment and Termination of the Plan

The Board may amend or terminate any or all of the provisions of the Plan; provided, however, that no such action will be made without shareholder approval where the amendment would (i) increase the total number of shares which may be issued under the Plan or (ii) increase the maximum number of shares which may be issued to any individual participant under the Plan. No amendment or termination of the Plan may adversely affect in a material manner any right of any participant with respect to any Award previously granted without such participant’s written consent.

Certain Federal Income Tax Considerations

The following is a general description of the United States federal income tax consequences to participants and the Company relating to Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Other Incentive Awards that may be granted under the Plan. The Plan is not qualified under Section 401(a) of the Code. This discussion only applies to U.S. citizens and/or residents and does not purport to cover all tax consequences relating to awards granted under the Plan. This description is intended for use by the Company’s shareholders in determining how to vote at its Annual Meeting and not as tax advice to persons who receive Awards under the Plan.

Incentive Stock Options. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of an Incentive Stock Option. If the option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant generally will not recognize any income and the Company will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the option price generally is included in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of shares acquired by exercise of an Incentive Stock Option within either two years after the date of grant or one year after the date of exercise, the participant will recognize ordinary income, and the Company will be entitled to a deduction equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If shares are disposed of after the two year and one year periods described above expire, the Company will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Nonqualified Stock Options. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a Nonqualified Stock Option. When the option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise prices paid and the fair market value, as of the date the option is exercised, of the shares received. The participant’s tax basis in shares acquired upon exercise will equal the exercise price paid plus the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the tax year in which the option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a Nonqualified Stock Option for more than one year after the exercise of the option, the gain or loss realized upon the sale of those shares generally will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of an option will begin on the date of exercise.

Stock Appreciation Rights. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a Stock Appreciation Right. When the Stock Appreciation Right is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the Stock Appreciation Right is exercised, of the Company’s common stock. The participant’s tax basis in shares acquired upon exercise of a stock-settled

Stock Appreciation Right will equal the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the year in which the Stock Appreciation Right is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled Stock Appreciation Right for more than one year after the exercise of the Stock Appreciation Right, the gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled Stock Appreciation Right will begin on the date of exercise.

Restricted Stock. Restricted Stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of shares over the purchase price (if any) only at the time the restrictions lapse (unless the Participant elects to accelerate recognition as of the date of grant through an election under Section 83(b) of the Code). The Company generally will have (at the time the participant recognizes income) a corresponding deduction.

Restricted Stock Units. Restricted Stock Units generally are subject to tax at the time of payment and the Company generally will have a corresponding deduction when the participant recognizes income.

Performance Units and Performance Shares. Performance Units and Performance Shares generally are subject to tax at the time of payment. The Company will generally have (at the time the participant recognizes income) a corresponding deduction.

Other Incentive Awards. Other Incentive Awards generally are subject to tax at the time of payment. The Company generally will have (at the time the participant recognizes income) a corresponding deduction.

Compliance with Section 409A of the Code. The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the Plan. To the extent applicable, it is intended that the Plan and any grants made under the Plan either be exempt from, or, in the alternative, comply with the provisions of Section 409A of the Code, including the exceptions for stock rights and short-term deferrals. The Company intends to administer the Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A of the Code.

Section 162(m) of the Code. Shareholder approval of the Plan is sought under applicable NASDAQ requirements and additionally so that the compensation payable under the Plan that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be treated as such. If the Plan and the performance goals thereunder are approved by the shareholders and the Plan is administered in accordance with the performance-based compensation exception under Section 162(m) of the Code, payment of the full amounts calculated under the Plan should be deductible by the Company for federal income tax purposes.

New Plan Benefits

Awards under the Plan will be made at the discretion of the Compensation Committee. The Compensation Committee has established the 2011 annual incentive program for the Company’s executive officers as a performance award under the Plan. Other than the annual awards to non-employee directors, no decisions have been made on the amount and type of equity or long-term awards that are to be made under the Plan to participants in the future. The following table sets forth certain information relating to (i) the amount of the 2011 target bonus that would be payable under the performance award to the Company’s named executive officers and executive officers and employees if the Plan is approved, and (ii) the annual grant of equity awards to the Company’s non-employee directors. No amounts have been included relating to other equity awards as the amounts of any such awards are not determinable at this time.

NEW PLAN BENEFITS TABLE

Name and Position	Dollar value ($) (1)	Awards granted ($) (2)
Thomas J. Vacchiano, Jr.,
President, Chief Executive Officer	$300,000	—

Rajesh K. Shah,
Chief Financial Officer	$149,760	—

Francis Lamy,
Executive Vice President, Chief Technology Officer	$161,793	—

Executive Officers as a Group	$611,553	—
Non-Employee Directors as a Group	—	$426,400
Non-Executive Officers as a Group	$675,610	—

(1)	Reflects amount of the 2011 annual bonus target established under the Plan.

(2)	Reflects aggregate dollar value of annual equity grants to non-employee directors that will be made (50% in the form of stock options and 50% in the form of restricted stock) immediately following the 2011 annual meeting of shareholders. Each non-employee director will be granted equity in the form of stock options and restricted stock with an approximate aggregate value of $50,000 ($76,400 for the Chairman of the Board). Equity and long-term awards for other participants are subject to Compensation Committee discretion and not determinable at this time.

The Board unanimously recommends that you vote FOR approval of the X-Rite, Incorporated 2011 Omnibus Long Term Incentive Plan.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is providing its shareholders an advisory vote on executive compensation as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). On January 25, 2011, the SEC adopted final rules implementing the requirements of Exchange Act Section 14A, which requires an advisory vote on executive compensation for annual meetings taking place on or after January 21, 2011.

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s Named Executive Officers (“NEOs”), as described under “Compensation Discussion and Analysis,” tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The advisory vote on executive compensation is not a vote on the Company’s general compensation policies, compensation of the Board, or the Company’s compensation policies as they relate to risk management, as described under “Risk Analysis of Compensation Policies for All Employees” on page 48. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

The Company’s executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the shareholders’ long-term interests. For a more detailed discussion of the Company’s executive compensation programs, see “Compensation Discussion and Analysis.” The Compensation Committee believes the Company’s executive compensation programs have been effective at incenting the achievement of improved financial performance and returns to shareholders.

Financial Highlights

•	Fourth quarter 2010 net sales of $59.0 million, up 17.8 percent from the fourth quarter 2009

•	Fourth quarter 2010 operating income of $9.0 million, up $7.5 million from the fourth quarter 2009

•	Fourth quarter 2010 fully diluted earnings per share of $0.05 per share, compared to negligible earnings per share for the fourth quarter 2009

•

Fourth quarter adjusted EBITDA of $15.0 million, up 18.4 percent from the fourth quarter 2009. Adjusted EBITDA was 25.5 percent of net sales in the fourth quarter 2010 versus 25.3 percent of net sales in the fourth quarter 2009

•	Strong year to date cash flow before financing of $31.4 million or 14.1 percent of sales

•	Reduced debt by $10.8 million in the fourth quarter, and $47.0 million in 2010, including the payoff of the Second Lien Credit Facility in September 2010

Shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of X-Rite, Incorporated approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described under “Compensation Discussion and Analysis,” tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s Proxy Statement relating to the 2011 annual meeting of shareholders.

This advisory vote on executive compensation is not binding on the Company’s Board of Directors. However, the Board of Directors will take into account the result of the vote when determining future executive compensation arrangements.

The affirmative vote of the majority of the shares of common stock represented in person or by proxy at the Annual Meeting will be required for the adoption of this resolution.

The Board unanimously recommends a vote FOR adoption of the resolution approving the compensation of the Company’s Named Executive Officers, as described in the “Compensation Discussion and Analysis” and the related tabular and narrative disclosure, set forth in this Proxy Statement.

PROPOSAL 5

ADVISORY VOTE ON FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company is also providing its shareholders an advisory vote on the frequency with which the Company’s shareholders shall have the advisory vote on executive compensation provided for in Proposal 4. For convenience, in this Proposal 5 the shareholders’ advisory vote on executive compensation provided for in Proposal 4 is referred to as the “say-on-pay vote.” On January 25, 2011, the SEC issued adopted final rules implementing the requirements of Exchange Act Section 14A, which requires an advisory vote on the frequency of the say-on-pay vote for annual meetings taking place on or after January 21, 2011.

The advisory vote on the frequency of the say-on-pay vote is a non-binding vote as to how often the say-on-pay vote should occur: every year, every two years or every three years. In addition, shareholders may abstain from voting. The Dodd-Frank Act requires the Company to hold the advisory vote on the frequency of the say-on-pay vote at least once every three years.

The Board believes that a frequency of every two years is the optimal frequency for the say-on-pay vote. We believe the purpose of the say-on-pay vote is to provide our shareholders with a significant voice with respect to the important issue of executive compensation. However, shareholders representing approximately 70% of our outstanding shares already are represented on our Board and carefully evaluate and approve executive compensation matters. Accordingly, we believe that a say-on-pay vote every two years strikes the right balance between having the vote too frequently with an annual vote and being less responsive to shareholders with a vote every three years. A vote every two years provides stockholders the opportunity to evaluate the Company’s executive compensation philosophy, policies and practices on a more thorough, longer-term basis than an annual vote. In addition, the two year frequency corresponds to the benchmarking process engaged in by the Company and our independent compensation consultant ever two years, as further described under “Compensation Discussion & Analysis.”

Shareholders are being asked to vote, on an advisory basis, on the frequency with which the shareholders of the Company shall have an advisory vote on the compensation of the Company’s Named Executive Officers set forth in the Company’s Proxy Statement with the following choices:

Choice 1—every year;

Choice 2—every two years;

Choice 3—every three years; or

Choice 4—abstain from voting.

This advisory vote on the frequency of the say-on-pay vote is not binding on the Board. However, the Board will take into account the result of the vote when determining the frequency of future say-on-pay votes.

The choice among the four choices included above which receives the highest number of votes will be deemed the choice of the shareholders.

The Board unanimously recommends a vote FOR a two year frequency for which shareholders shall have an advisory vote on the compensation of the Company’s Named Executive Officers set forth in the Company’s Proxy Statement.

SECURITIES OWNERSHIP BY PRINCIPAL SHAREHOLDERS

The following table contains information regarding ownership of the Company’s common stock by persons or entities known to the Company to beneficially own more than 5% of the Company’s common stock. The content of this table is based upon information contained in Schedules 13D and 13G filed with the SEC as well as information provided by The NASDAQ Stock Market and represents the Company’s understanding of circumstances in existence as of March 7. The percentage calculations set forth in the table below are based on 85,912,620 shares of the Company’s common stock outstanding on March 7, 2011 rather than the percentages set forth in the shareholders’ respective Schedules 13D and 13G.

Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
OEPX, LLC(2) 320 Park Avenue, New York, NY 10022	33,624,308	(2)	39.0	%(2)

Sagard Capital Partners, L.P.(3) 325 Greenwich Avenue, Greenwich, CT 06830	13,503,440	(3)	15.7	%(3)

Tinicum Lantern II, L.L.C.(4) 800 Third Avenue, New York, NY 10022	11,751,792	(4)	13.7	%(4)

(1)	The percentages are calculated on the basis of the number of outstanding shares of common stock plus common stock deemed outstanding pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.

(2)	OEP owns 33,624,308 shares of the Company’s common stock, of which (i) 9,006 shares of restricted common stock and options to acquire 191,300 shares (including options exercisable within 60 days that are deemed outstanding) are held by Mr. Coppens in connection with his service on the Company’s Board and (ii) 9,006 shares of restricted common stock and options to acquire 191,300 shares (including options exercisable within 60 days that are deemed outstanding pursuant to Rule 13d-3 of the Exchange Act under the Company’s 2008 Omnibus Long Term Incentive Plan) are held by Mr. Farmer in connection with his service on the Company’s Board. Each of Messrs. Coppens and Farmer are officers of OEP Holding and hold their shares for the benefit of One Equity Partners III, L.P., a Cayman Islands limited partnership (“OEP III”).

OEP, OEP III, OEP General Partner III, L.P., a Cayman Islands limited partnership (“OEP GP III”), OEP Parent LLC, a Delaware limited liability company (“OEP Parent”) and OEP Holding Corporation, a Delaware corporation (“OEP Holding”), jointly file a single Schedule 13D with respect to the shares and other securities held by OEP. OEP and the other entities that jointly file a Schedule 13D with OEP are referred to herein as the OEP Entities. The managing member of OEP is OEP III; the sole general partner of OEP III is OEP GP III and the sole general partner of OEP GP III is OEP Parent; the sole member of OEP Parent is OEP Holding; JPMorgan Capital Corporation, a Delaware corporation (“JPM CC”), owns all of the outstanding capital stock of OEP Holding; Banc One Financial LLC, a Delaware limited liability company (“BOF LLC”), owns all of the outstanding capital stock of JPM CC; and JPMorgan Chase & Co., a Delaware corporation (“JPMC”), owns all of the outstanding equity interests of BOF LLC. Under the rules of the SEC, each OEP Entity may be deemed to beneficially own shares of common stock beneficially owned by each of the other OEP Entities.

(3)

Sagard owns 13,503,440 shares of the Company’s common stock, of which 9,006 shares of restricted common stock and options to acquire 193,675 shares (including options exercisable within 60 days that are deemed outstanding pursuant to Rule 13d-3 of the Exchange Act under the Company’s 2008 Omnibus Long Term Incentive Plan) are held by Mr. Friedberg in connection with his service on the Company’s Board. Mr. Friedberg holds the shares of restricted stock and stock options set forth above for the benefit of Sagard Capital Partners Management Corporation, a Delaware corporation (“Sagard Management”). As a result, Sagard and the other Sagard Entities (as defined below) may be deemed to beneficially own shares of common stock beneficially owned by Mr. Friedberg and such shares are included in the table above. Sagard, Sagard Capital Partners GP, Inc., a Delaware corporation (“Sagard GP”) and Sagard Management jointly file a single Schedule 13D with respect to the shares and other securities held by Sagard. Sagard and the other entities that jointly file a Schedule 13D with Sagard are referred to herein as the Sagard Entities. Sagard Management is the investment manager of Sagard and Sagard GP is the general partner of Sagard. Under the rules of the SEC, each Sagard Entity may be deemed to beneficially own shares of common stock beneficially owned by each of the other Sagard Entities. The Schedule 13D filed by the Sagard Entities states that, as a result of direct and indirect securities holdings, Power Corporation of Canada and Mr. Paul G. Desmarais may each be deemed to control the Sagard Entities. The Schedule 13D also discloses that it reflects the securities beneficially owned by Power Corporation of Canada and certain of its subsidiaries, including Sagard, but the Schedule 13D does not reflect securities beneficially owned, if any, by any subsidiaries of Power Corporation of Canada whose ownership of securities is disaggregated from that of Power Corporation of Canada in accordance with SEC Release No. 34-39538 (January 12, 1998).

(4)	Tinicum Capital Partners II, L.P., a Delaware limited partnership (“TCP II”), Tinicum Capital Partners II Parallel Fund, L.P., a Delaware limited partnership (“TCP Parallel”) and Tinicum Capital Partners II Executive Fund L.L.C., a Delaware limited liability company (“TCP Executive”) collectively own 11,751,792 shares of the Company’s common stock. TCP II, TCP Parallel, TCP Executive, Tinicum Lantern II L.L.C., a Delaware limited liability company (“TCP Manager”), Terence M. O’Toole and Eric M. Ruttenberg, which are referred to herein as the Tinicum Entities, jointly file a single Schedule 13D with respect to the shares and other securities held by the Tinicum Entities. TCP Manager is the general partner of each of TCP II and TCP Parallel and the managing member of TCP Executive. Under the rules of the SEC, each Tinicum Entity may be deemed to beneficially own shares of common stock beneficially owned by each of the other Tinicum Entities. Shares beneficially owned by each Tinicum Entity indirectly as a result of holdings of the other Tinicum Entities have been excluded for purposes of the presentation of the beneficial ownership of the Company’s common stock.

SECURITIES OWNERSHIP BY MANAGEMENT AND DIRECTORS

The following table contains information regarding ownership of the Company’s common stock by each director, each Named Executive Officer and all directors and executive officers as a group as of March 22, 2011.

	Shares Beneficially Owned(1)		Exercisable Options(2)	Total		Percent of Class(3)
Executive Officers
Thomas J. Vacchiano, Jr.	559,194		467,616	1,026,810		1.2%
Rajesh K. Shah	204,807		52,224	257,031		*
Francis Lamy	60,317	(4)	213,400	273,717		*

Non-Employee Directors
Gideon Argov	87,218		207,038	294,256		*
Bradley J. Coppens	33,241,708		382,600	33,624,308	(5)	39.0%
Colin M. Farmer	—		—	—	(5)	—
David A. Eckert	50,876		188,924	239,800		*
Daniel M. Friedberg	13,309,765		193,675	13,503,440	(6)	15.7%
L. Peter Frieder	67,403		223,557	290,960		*
John E. Utley	107,652		345,935	453,587		*
Mark D. Weishaar	67,153		234,817	301,970		*

All Directors and Executive Officers as a Group (11 persons)	1,204,620	(7)	1,933,511	3,138,131	(7)	3.7	%(7)

*	Less than one percent

(1)	Except as described in footnotes 4 and 5 below, each person named in the table has sole voting and investment power with respect to the issued shares listed in this table. Excludes shares issuable pursuant to options.

(2)	This column reflects shares subject to options exercisable as of March 22, 2011, or within 60 days thereafter.

(3)	The percentages are calculated on the basis of the number of outstanding shares of common stock plus common stock deemed outstanding pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.

(4)	The shares owned by Mr. Lamy do not include 170,683 performance-based restricted stock units.

(5)	OEP owns 33,624,308 shares of the Company’s common stock, of which (i) 9,006 shares of restricted common stock and options to acquire 191,300 shares (including options exercisable within 60 days that are deemed outstanding) are held by Mr. Coppens in connection with his service on the Company’s Board and (ii) 9,006 shares of restricted common stock and options to acquire 191,300 shares (including options exercisable within 60 days that are deemed outstanding pursuant to Rule 13d-3 of the Exchange Act under the Company’s 2008 Omnibus Long Term Incentive Plan) are held by Mr. Farmer in connection with his service on the Company’s Board. Each of Messrs. Coppens and Farmer are officers of OEP Holding and hold their shares for the benefit of One Equity Partners III, L.P., a Cayman Islands limited partnership (“OEP III”).

OEP, OEP III, OEP General Partner III, L.P., a Cayman Islands limited partnership (“OEP GP III”), OEP Parent LLC, a Delaware limited liability company (“OEP Parent”) and OEP Holding Corporation, a Delaware corporation (“OEP Holding”), jointly file a single Schedule 13D with respect to the shares and other securities held by OEP. OEP and the other entities that jointly file a Schedule 13D with OEP are referred to herein as the OEP Entities. The managing member of OEP is OEP III; the sole general partner of OEP III is OEP GP III and the sole general partner of OEP GP III is OEP Parent; the sole member of OEP Parent is OEP Holding; JPMorgan Capital Corporation, a Delaware corporation (“JPM CC”), owns all of the outstanding capital stock of OEP Holding; Banc One Financial LLC, a Delaware limited liability company (“BOF LLC”), owns all of the outstanding capital stock of JPM CC; and JPMorgan Chase & Co., a Delaware corporation (“JPMC”), owns all of the outstanding equity interests of BOF LLC. Under the rules of the SEC, each OEP Entity may be deemed to beneficially own shares of common stock beneficially owned by each of the other OEP Entities.

(6)	Sagard owns 13,503,440 shares of the Company’s common stock, of which 9,006 shares of restricted common stock and options to acquire 193,675 shares (including options exercisable within 60 days that are deemed outstanding pursuant to Rule 13d-3 of the Exchange Act under the Company’s 2008 Omnibus Long Term Incentive Plan) are held by Mr. Friedberg in connection with his service on the Company’s Board. Mr. Friedberg holds the shares of restricted stock and stock options set forth above for the benefit of Sagard Capital Partners Management Corporation, a Delaware corporation (“Sagard Management”). As a result, Sagard and the other Sagard Entities (as defined below) may be deemed to beneficially own shares of common stock beneficially owned by Mr. Friedberg and such shares are included in the table above. Sagard, Sagard Capital Partners GP, Inc., a Delaware corporation (“Sagard GP”) and Sagard Management jointly file a single Schedule 13D with respect to the shares and other securities held by Sagard. Sagard and the other entities that jointly file a Schedule 13D with Sagard are referred to herein as the Sagard Entities. Sagard Management is the investment manager of Sagard and Sagard GP is the general partner of Sagard. Under the rules of the SEC, each Sagard Entity may be deemed to beneficially own shares of common stock beneficially owned by each of the other Sagard Entities. The Schedule 13D filed by the Sagard Entities states that, as a result of direct and indirect securities holdings, Power Corporation of Canada and Mr. Paul G. Desmarais may each be deemed to control the Sagard Entities. The Schedule 13D also discloses that it reflects the securities beneficially owned by Power Corporation of Canada and certain of its subsidiaries, including Sagard, but the Schedule 13D does not reflect securities beneficially owned, if any, by any subsidiaries of Power Corporation of Canada whose ownership of securities is disaggregated from that of Power Corporation of Canada in accordance with SEC Release No. 34-39538 (January 12, 1998).

(7)	Shares beneficially owned by OEP and Sagard have been excluded for purposes of the presentation of directors and executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934, except for Messrs. Vacchiano and Lamy each of whom filed a Form 5 on February 15, 2011 to report the forfeiture of 39,247 shares and 13,082 shares, respectively, that occurred on March 7, 2010. Although the Company did properly report the amount of securities beneficially owned following the forfeiture, the Company did not specifically report the forfeiture as a line item prior to filing the Form 5’s on February 15, 2011.

COMPENSATION DISCUSSION & ANALYSIS

Executive Overview

This section of the Proxy Statement provides information regarding the fiscal 2010 compensation program for the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Chief Technical Officer (“CTO”), collectively referred to as the Company’s Named Executive Officers (“NEOs”). It explains the Company’s compensation philosophy and the structure of the Company’s compensation programs. It includes information on the methodologies used to determine the elements of executive compensation and the reasons we use these elements in the Company’s compensation programs.

Role and Composition of the Committee

The Compensation Committee (the “Committee”) administers and approves all elements of compensation for corporate officers, other than the CEO. The Nominating and Governance Committee (“NGC”) reviews the CEO’s performance and reviews the CEO’s evaluations of his direct reports. The NGC then advises the Committee of its findings. The Committee recommends to the Board for its approval the CEO’s compensation.

All members of the Committee are independent. With the exception of annual stock option and stock grant awards, as outlined under the Director Compensation discussion in this Proxy Statement, Committee members are not eligible to participate in any of the plans or programs that the Committee administers. The Committee has the authority to retain consultants and advisors as it may deem appropriate in its discretion, and authority to approve related fees and retention terms for these advisors. The Committee reports to the Board on its actions and recommendations following every meeting, and periodically meets in executive session without members of management present.

Compensation Philosophy

The Company’s executive compensation programs are structured in accordance with the following guiding principles:

1.	aligning executive compensation with the interests of the Company’s shareholders;

2.	linking compensation to objective measures of individual performance goals;

3.	balancing performance objectives with Company-wide strategic goals and risk management;

4.	attracting, motivating and retaining talented executives; and

5.	responding to ongoing market trends and implementing best practices.

The Company believes that these guiding principles will help drive X-Rite’s success and industry leadership. The Company’s programs support these objectives by rewarding individuals for advancing business strategies and aligning the executives’ interests and expectations with those of the Company’s shareholders. The programs are designed to provide executives with competitive compensation that maintains a balance between cash and equity compensation, with a significant portion of total compensation at risk, tied both to the short- and long-term financial performance of the Company, as well as to the creation of shareholder value. It is the Committee’s strong belief that its compensation philosophy will encourage executives to manage the Company’s business from the perspective of owners with an equity stake in the Company.

Determining Executive Compensation

In determining executive compensation, which includes base salary, annual cash incentive awards and long-term incentive awards, the Committee makes a conscious effort to identify and evaluate programs of comparable employers, considering factors such as geography and industry influences, relative sizes, growth stages, and market capitalization. The Committee has enlisted the assistance of an independent compensation consultant to provide information for a peer group of corporations that can be used for compensation comparison and benchmarking purposes. The Committee engaged Meridian Compensation Partners, LLC (“Meridian”), a major consulting firm experienced in all aspects of executive compensation analysis and design, to assist with its compensation analysis in fiscal year 2010. Meridian has performed no other services for the Committee or the Company.

In making compensation decisions, the Committee compares each element of total compensation against a peer group of U.S. publicly-traded companies in the electronic test and measurement industry (collectively, the “Compensation Peer Group”). The Compensation Peer Group, which is reviewed and updated bi-annually by the Committee, consists of companies against which the Committee believes the Company competes for talent and for shareholder investment. Four peer companies (Intermagnetic General Corp., Jaco Electronics Inc., Measurement Specialties Inc. and Photon Dynamics Inc.) recently experienced significant corporate restructuring activity which reduced their comparability to X-Rite and they were removed from the 2010 Compensation Peer Group. MTS Systems Corp. was added to the Compensation Peer Group in 2010 as a comparable competitor for talent. The companies comprising the Compensation Peer Group in 2010 were:

Analogic Corporation	Heico Corp.	Planar Systems Inc.
Calamp Corporation	Lecroy Corporation	Zygo Corporation
Cohu Inc.	Mercury Computer Systems Inc.
Daktronics Inc.	Microsemi Corporation
Dionex Corporation	MTS Systems Corp.
Electro Scientific Industries Inc.	Newport Corporation
Finisar Corporation	Park Electrochemical Corp.

Market data is only one factor used in determining executive compensation. Other factors that are considered include (i) the value of the position to the Company, (ii) what other peer executives within the Company are paid, (iii) how the job relates to those peers, and (iv) the contribution of the executive including tenure, skills, performance, and industry knowledge. The Company competes with many larger companies for top executive-level talent. As such, the Committee generally targets total compensation for executive officers to be within a competitive range of the 50th percentile of total compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations to this objective may occur as dictated by the experience level of the individual and individual factors such as distinctive contributions and extraordinary performance.

Role of Executive Officers in Compensation Process

The Committee makes all compensation decisions and equity awards for the executive officers of the Company, other than the CEO, whose compensation is determined by the Board at the recommendation from the Committee. The CEO reviews the performance of the other executive officers annually based on their individual performance, areas of strength and areas requiring improvement. The CEO uses these performance reviews and compensation data gathered from various compensation surveys to make recommendations to the Committee for the base salary, annual cash incentive awards and long-term incentive awards, for each executive officer other than himself.

The Committee recommends to the Board compensation for the CEO based on salary survey data for comparable employers, economic conditions in general and input from the NGC and its evaluation of the CEO’s performance.

Components of Executive Compensation

The compensation program for executive officers consists of the following components:

•	Salaries

•	Annual Cash Incentive (Bonus) Awards

•	Long-Term Incentive Awards (including stock options and restricted shares)

•	Severance Benefits (conditioned on non-compete agreement)

•	In-Service Benefits

•	Perquisites

Salaries

Salaries are used to provide a fixed amount of compensation that is competitive for the executive’s role. The salaries of the NEOs are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of the individual’s performance and responsibilities and the Company’s need to be competitive in the market for executive services. Compensation recommendations are benchmarked and targeted to be in line with the 50th percentile of comparable positions within the Compensation Peer Group. Any salary increase for an executive officer, other than the CEO must be approved by the CEO and the Committee.

Annual Cash Incentive Awards

Annual cash incentive awards are designed to drive Company and individual performance. Executive officers may be awarded annual cash bonuses which are earned based on Company performance criteria. Annual cash incentive awards are designed to reward annual financial short-term performance and achievement of designated strategic growth results. The award is considered annually and approved by the Committee. The Committee sets the minimum, target, and maximum levels for the short-term cash incentive awards (“STIA”) annually for the next year. The target bonus is set based on an analysis of compensation for comparable positions within the Compensation Peer Group and is intended to provide a competitive level of compensation if the executive achieves target performance objectives. Bonus levels are determined as a percentage of each executive’s base salary.

The metric for the 2010 STIA was weighted using 50 percent adjusted EBITDA (earnings before income tax, depreciation, and amortization) as defined in the Company’s senior credit agreements and 50 percent revenue. No change was made for fiscal year 2011. The STIA performance component remains weighted using 50 percent targeted revenue and 50 percent adjusted EBITDA.

For 2010, the STIA program for NEOs provided for payments that range from 20 percent of base salary for achieving the minimum target performance level of 95 percent ($194.6 million) of targeted revenue and 90 percent ($45.0 million) of targeted adjusted EBITDA to a maximum of 200 percent of base salary for achieving 107.4 percent ($220.0 million) or more of targeted revenue and 120 percent ($60.0 million) or more of targeted adjusted EBITDA. The target values are based on a percentage of each executive’s base salary. For achieving 100 percent of the 2010 target performance, Mr. Vacchiano was eligible to receive 60 percent of his base salary, while each of Messrs. Shah and Lamy were eligible to receive 48 percent of their base salaries. For 2011, Mr. Vacchiano’s target annual incentive award opportunity was increased to 75 percent of his annual base salary if 100% of the target performance metrics are reached.

Upon completion of each fiscal year, the Committee assesses the performance against each financial objective of the STIA, comparing the actual results to the pre-determined target.

In March of 2011, the Company paid the following short-term incentive bonus relative to the Company’s fiscal year 2010 performance. The STIA adjusted EBITDA and revenue targets were approved by the Board of Directors. The payouts under the plan reflect the achievement of 108.7 percent of targeted revenue and 112.0 percent of targeted adjusted EBITDA.

	2010 STIA Earned
	($ in thousands)
Thomas J. Vacchiano, Jr.	390,815
Rajesh K. Shah	259,449	(1)
Francis Lamy	276,283	(2)

(1)	According to the terms of Mr. Shah’s offer letter dated October 19, 2009, $72,000 of this amount was guaranteed for 2010 only.

(2)	Mr. Lamy is paid in Swiss Francs. His 2010 STIA was CHF 288,129 (equal to $276,283 using a 2010 average full year exchange rate equal to 1.0428748).

Long-Term Equity Incentive Awards

Equity-based compensation and ownership is designed to balance business objectives with pay-for-performance, retention, competitive market practices, and shareholder interests. Long-term incentive awards (“LTIA”) are currently comprised of a mix of stock options and performance-based restricted stock. Stock options provide a material incentive to employees by providing an opportunity for a stock ownership stake in the Company. Performance-based restricted stock awards provide a material incentive to executives by offering potential increased stock ownership in the Company tied directly to improving financial performance of the Company.

Generally, these awards are considered annually and use an adjusted EBITDA growth objective target to determine the underlying value of the award. The LTIA adjusted EBITDA targets are established to reflect targeted growth over a three to five year horizon. LTIA provides senior management with an incentive opportunity linked to multiple year corporate financial performance and shareholder value. Equity awards are also granted periodically to a select group of non-executive employees whose contributions and skills are critical to the Company’s long-term success.

Annual LTIA compensation awards are determined at the Committee’s regularly scheduled first quarter meeting and are reflected in the “Summary Compensation Table for Fiscal 2010” and “Grants of Plan Based Awards Table for Fiscal Year 2010.” The underlying value of the LTIA to NEOs was determined based on a dollar amount indicated by the “50th percentile” of long-term compensation for the Compensation Peer Group for the applicable position as indicated in the peer market data, with a certain percentage of this amount to be in the form of stock options and a certain percentage of this amount to be in the form of restricted stock or restricted stock units. The exact equity allocation, vesting schedule, and performance measures may vary from year to year. For purposes of determining the number of shares issued and options granted, the Company uses a modified Black-Scholes valuation applied on a consistent basis from year to year.

In line with the 2008 recapitalization of the Company, approved at a special meeting of shareholders on October 28, 2008, the Board modified the LTIA program replacing the traditional annual equity awards for the three fiscal years beginning with fiscal 2009 with special one-time equity awards that were considerably larger than the awards typically granted as part of its historical equity compensation practices. The Company intended that the one-time equity awards would replace subsequent grants under the annual LTIA program through 2011. The Board granted the special one-time equity awards after determining that the then outstanding stock options were not fully achieving their original objective of incentive compensation and employee retention. The Company anticipates that it will return to the traditional annual LTIA model in 2012.

The October 30, 2008 one-time equity grants were awarded as follows:

	One Time Equity Awards
	Restricted Shares/Units (#)(1)	Stock Options (#)(2)
Thomas J. Vacchiano, Jr.	439,000	439,000
Francis Lamy	231,000	231,000

Rajesh K. Shah, the Company’s Executive Vice President and CFO, joined the Company on October 19, 2009. Mr. Shah’s LTIA is discussed below.

(1)	As initially granted, one-third of the restricted shares granted under the one-time equity awards would vest in annual installments over a three year period, one-third would vest in annual installments over a four year period and one-third would vest in annual installments over a five year period, in each case, provided that targets were met during the applicable performance period. Vesting was based on adjusted EBITDA for each year during the performance period if the Company achieves adjusted EBITDA growth of eight percent per year, as compared to the baseline adjusted EBITDA for fiscal 2008. Vesting would also occur if annual adjusted EBITDA targets are missed, provided cumulative targets are achieved for subsequent years. The original cumulative adjusted EBITDA growth targets follow:

Original Cumulative Adjusted EBITDA Growth Targets

	Year
	2009 ($)	2010 ($)	2011 ($)	2012 ($)	2013 ($)
	($ in thousands)
Tranche 1	69,989	145,578	227,214	—	—
Tranche 2	69,989	145,578	227,214	315,380	—
Tranche 3	69,989	145,578	227,214	315,380	410,600

On March 3, 2010, given the general decline in the financial performance of companies in the Company’s industry in 2009 and the continuing uncertainty in the prospects of a rapid, continuing economic recovery, the Board determined that the awards were no longer fully achieving their original objectives of incentive compensation and employee retention. Accordingly, to ensure that the NEOs and other key employees have a continuing stake in the long-term success of the Company, the Board approved the following modifications to the awards:

Awards that Vested based on the Company’s Performance in 2010 and Awards that Vest based on the Company’s Performance in 2011 through 2013

As modified, the awards that vest based on the Company’s performance in fiscal 2010 through 2013 will continue to vest as originally scheduled, subject to new annual adjusted EBITDA growth targets. Vesting will still occur if the new annual adjusted EBITDA targets are missed provided the Company achieves the cumulative targets set forth below:

	Year
	2010 ($)	2011 ($)	2012 ($)	2013 ($)
	($ in thousands)
	50,000	110,000	178,120	255,520

Threshold	95%	95%	90%	90%

The Company reported adjusted EBITDA of $56.3 million, or 112% of targeted adjusted EBITDA for fiscal year 2010 and released shares to Messrs. Vacchiano and Lamy equal to 100 percent of their eligible awards, as shown under the “Options Exercised and Stock Vested for Fiscal 2010” table on page 41 of this proxy statement. For fiscal year 2011, if adjusted EBITDA is achieved at 95% of target, then 50% of the eligible awards for such year will vest. For fiscal years 2012 and 2013, if adjusted EBITDA is achieved at 90% of target, then 20% of the eligible awards for such year will vest. The modified awards provide for linear vesting for financial performance achievement by the Company between the threshold and target levels.

None of the awards that were eligible to vest based on the Company’s performance in fiscal year 2009 vested because the Company did not achieve the 2009 adjusted EBITDA target. As a result of the modifications, such awards are eligible to vest in equal annual installments upon the Company achieving 107.5% and 110%, respectively, of the new annual 2011 and 2012 adjusted EBITDA targets.

(2)	Stock options under the one-time equity awards to executive officers will vest (i) with respect to one-third of the stock options granted, in three equal annual installments, with an exercise price equal to $3.19 (the closing price on the second business day after completion of the 2008 recapitalization), (ii) with respect to one-third of the stock options granted, in four equal annual installments, with an exercise price equal to $3.45 (an 8% premium to the closing price on the second business day after completion of the 2008 recapitalization), and (iii) with respect to one-third of the stock options granted, in five equal annual amounts, with an exercise price equal to $3.72 (a 16.6% percent premium to the closing price on the second business day after completion of the 2008 recapitalization).

With the exception of the special circumstance outlined above for the special one-time equity grant in connection with the 2008 recapitalization plan, the Company uses the closing price of the Company’s common stock on the grant date as the exercise price of options granted.

LTIA Award to Rajesh K. Shah

Mr. Shah joined the Company as its CFO effective October 19, 2009. As such, he was entitled to receive the one-time equity awards that were reserved by the Company at the time of its 2008 recapitalization for issuance upon the hiring of a permanent CFO. The one-time equity grants for Mr. Shah were awarded as follows:

	Restricted Shares/Units (#)(1)	Stock Options (#)(2)
Named Executive Officer
Rajesh K. Shah	200,000	200,000

(1)	Mr. Shah’s restricted stock awards were granted in three tranches with one-third vesting in equal annual installments over a three year period, one-third vesting in equal annual installments over a four-year period and one-third vesting in equal annual installments over a five-year period, subject to annual adjusted EBITDA growth targets. Vesting will still occur if the new annual adjusted EBITDA targets are missed, provided the Company achieves the cumulative targets set forth below:

	Year
	2010 ($)	2011 ($)	2012 ($)	2013 ($)	2014 ($)
	($ in thousands)
	50,000	110,000	178,120	255,520	341,020

Threshold	95%	95%	90%	90%	90%

The Company reported adjusted EBITDA of $56.3 million, or 112% of targeted adjusted EBITDA for fiscal year 2010 and released shares to Mr. Shah equal to 100 percent of his eligible award, as shown under the “Options Exercised and Stock Vested for Fiscal 2010” table on page 41 of this Proxy Statement. For fiscal year 2011, if adjusted EBITDA is achieved at 95% of target, then 50% of the eligible award for such year will vest. For fiscal years 2012 through 2014, if adjusted EBITDA is achieved at 90% of target, then 20% of the eligible awards for such year will vest. Mr. Shah’s awards provide for linear vesting for financial performance achievement by the Company between the threshold and target levels.

(2)	Stock options awards to Mr. Shah will vest in equal annual installments on October 19 of each year and commenced on October 19, 2010 (i) with respect to one-third, in equal annual installments over a period of three years (ii) with respect to one-third, in equal annual installments over a period of four years, and (iii) with respect to one-third, in equal annual installments over a period of five years. The exercise price equal for Mr. Shah’s stock options is $2.15 per share, which is equal to the closing per share price of the Company’s common stock on October 19, 2009, the effective date of Mr. Shah’s employment.

Establishing STIA and LTIA Targets

Generally, the Committee sets STIA targets for each year based on the annual operating plan. The Committee also establishes LTIA targets which are related to the Company’s long-term financial objectives set as a result of the Company’s strategic planning process. In making the annual determination, the Committee may consider the specific circumstances facing the Company during the coming years. The Committee believes that it has established targets that are in line with the current global economic and competitive environment in which the Company operates.

Established STIA and LTIA targets are a balance between reasonable stretch and achievability bearing in mind such factors as industry condition, macroeconomics global conditions, competitive and strategic long-term goals. Maximum payouts under these plans (STIA 200%, LTIA 100% maximum) would require a high level of financial and strategic performance and represents a high level of difficulty and a significant benefit to shareholders. A 100 percent payout in the short-term target represents a reasonable stretch and moderate difficulty, while a 90 percent payout in STIA and LTIA awards provides for a reasonable level of achievability.

Risk Analysis of Performance-Based Compensation Plans

The Compensation Committee believes that the performance-based compensation provided to the Company’s executive officers does not encourage excessive and unnecessary risk taking. The design of these compensation programs encourages X-Rite’s executive officers to remain focused on both the short- and long-term operational and financial goals of the Company. LTIA equity awards vest cumulatively over three to five year periods, which in turn, encourages officers to focus on improving financial performance over a period of years and supports sustained stock price appreciation.

Stock Ownership Guidelines

In an effort to further align the interests of management and shareholders, effective February 28, 2008, the Committee established stock ownership guidelines applicable to executive officers and other members of the executive band leadership of the Company. The Company believes that linking a portion of key management’s current and potential future net worth to the Company’s success, as reflected by the stock price, helps to ensure that management has a stake similar to that of the Company’s shareholders.

The guidelines are based on the executive’s position and his or her base salary. The Company expects its key leaders to own, within five years of the later of the effective date of these guidelines (i.e., February 28, 2013), an executive officer’s appointment, or his or her designation as executive officer or executive band leader to which these guidelines apply, Company stock having a minimum value equal to a multiple of their annual base salary as shown in the table below:

Multiple of Salary
Chief Executive Officer	4 times base salary
Other Executive Officers	2 times base salary
Other Executive Band Leaders	2 times base salary

The types of ownership arrangements counted toward these guidelines are those securities that are beneficially owned by an executive officer and executive band leader, excluding options. The executive officers’ beneficial ownership as of March 7, 2011 is set forth in the column labeled Shares Beneficially Owned in “Securities Ownership by Management and Directors.”

Severance Benefits

Currently, Mr. Vacchiano and Mr. Lamy have employment agreements with the Company that provide for severance benefits. Details of those agreements including the severance benefits thereunder are discussed in “Agreements and Other Arrangements-Employment, Severance and Other Agreements.” The Company entered into a customary offer letter with Mr. Shah on October 19, 2009 in connection with his appointment as CFO, under which Mr. Shah is eligible to participate in the Company’s severance policy for executive level employees (applicable to all executive level employees other than Mr. Vacchiano and Mr. Lamy, whose severance benefits are specified in their employment agreements, and executives whose severance benefits are governed by local law). Under the severance policy, in the event that a covered executive’s employment is terminated by the Company without cause or by the covered executive for good reason, they will receive (i) severance pay equal to their weekly salary for the last full month immediately preceding termination for six or twelve months, depending on their position (twelve months for Mr. Shah), (ii) any accrued and unused vacation pay, (iii) a pro rata portion of any annual performance bonus to which they would have been entitled for the year in which the covered executive’s employment is terminated, (iv) payment of continuation health coverage premiums under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, for six or twelve months, depending on their position, following the date of termination, (v) immediate vesting of all stock options and restricted shares that would have vested during the severance period, which shall remain exercisable to the extent provided for in the stock option and restricted stock agreements to which they relate, and (vi) three months of outplacement services.

In-Service Benefits

The Company provides a number of benefit plans including the X-Rite, Incorporated Retirement Savings Plan to its executives and certain other U.S. based employees. The Company also provides other benefits such as medical, dental, life insurance and long-term disability coverage, as well as vacation and other paid holidays. These benefits are available to all U.S. based employees, including each NEO, and are comparable to those provided at other peer group companies. These programs are designed to provide certain basic quality of life benefits and protections to all Company employees and at the same time enhance the Company’s attractiveness as an employer of choice.

The Committee periodically reviews the levels of personal benefits provided to NEOs. A detailed analysis of these benefits is included in footnote 5 to the Summary Compensation Table.

Perquisites

The Company provides certain other small perquisites to certain of its executives. These benefits include several statutory benefits with respect to educational and health allowances as prescribed under Swiss Law. A detailed analysis of these benefits is included in footnote 5 to the Summary Compensation Table.

Employment Agreements and Change in Control Plans

In January 2006, in connection with the Amazys transaction, the Company entered into employment agreements with Thomas J. Vacchiano, Jr. and Francis Lamy described under “Agreements and Other Arrangements-Employment, Severance and Other Agreements.” When evaluating the value of these agreements, the Company considered such factors as retention, competitive advantage through non-compete and non-solicitation clauses, practices of the Compensation Peer Group, and continued dedication and support of a cohesive management team and concluded that it was in the best interest of the Company to enter into these agreements. With the exception of the aforementioned legacy employment agreements, no other NEOs are parties to employment agreements. The Company entered into a customary offer letter with Mr. Shah on October 19, 2009 in connection with his appointment as CFO.

Our executive officers are covered by a change in control plan, details of which are outlined under the heading “Change in Control Plan” in this Proxy Statement. The Company believes that it is in the best interest of the Company and its shareholders to foster senior management’s objectivity in making decisions with respect to any potential change in control of the Company and to ensure that the Company will have their continued dedication and availability. Accordingly, the Company believes that it is appropriate to provide executive officers with compensation arrangements upon a change in control.

Ethical Conduct

To help ensure that share-based grants reward only those executives who benefit the Company, the Company’s equity plans and agreements provide that awards will be cancelled and that certain gains must be repaid if an executive violates certain provisions of the award agreement. These provisions include prohibitions against engaging in activity that is detrimental to the Company, such as performing services for a competitor, disclosing confidential information or violating the Company’s Business Conduct Guidelines. Annual cash incentive payments are also conditioned on compliance with these Business Conduct Guidelines.

Tax and Accounting Implications

Deductibility under Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code of 1986 limits deductibility of compensation in excess of $1 million paid to the Company’s CEO or to any of its three other most highly compensated executive officers, other than an executive officer serving solely as the CFO, unless this compensation qualifies as “performance-based.” Based on the applicable tax regulations, any taxable compensation derived from the exercise of stock options by senior executives under the Company’s 2008 Omnibus Plan should qualify as performance-based. The Company’s shareholders have approved terms under which certain of the Company’s long-term performance incentive awards under the 2008 Omnibus Plan should qualify as performance-based, as required by the Internal Revenue Service. In addition, the 2011 Omnibus Plan, if approved by shareholders as described in “Proposal 3” above, will allow the Company to grant annual and long-term performance incentive awards that qualify for the performance-based exception to the Section 162(m) deductibility limit. These terms do not preclude the Committee from making any payments or granting any awards, whether or not such payments or awards qualify for tax deductibility under Section 162(m), which may be appropriate to retain and motivate key executives. The Company will generally seek to comply with Section 162(m) to the extent such compliance is practicable and in the best interests of the Company and its shareholders.

Accounting For Share-Based Compensation

The Company accounts for stock-based payments for all stock option and stock grant programs in accordance with the requirements of Accounting Standards Codification 718 (ASC718).

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of X-Rite, Incorporated, have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended January 1, 2011.

Compensation Committee:

Gideon Argov, Chairman

Bradley J. Coppens

Daniel M. Friedberg

Mark D. Weishaar

John E. Utley, ex-officio member

AGREEMENTS AND OTHER ARRANGEMENTS

Change in Control Plans

The Company’s Board approved the X-Rite Change In Control Plan for Senior Executives and Change in Control Plan for Executives (collectively, the “Change in Control Plans”) for certain of its executive officers effective April 1, 2007. Under the terms of the Change in Control Plans, following a change in control, if a participant’s employment is terminated (1) by the Company other than for cause, disability or death of the participant or (2) by the participant with good reason (“Qualifying Termination”), the Company is obligated to pay the participant a lump-sum in cash equal to (i) the participant’s unpaid base salary, accrued vacation pay and expenses, (ii) amounts unpaid to the participant under the annual short-term incentive plan in respect of the most recently completed fiscal year, (iii) an amount equal to one to two times (depending upon his or her position) the greater of the participant’s base salary for the year in which the participant is terminated or as in effect prior to the change in control, (iv) for senior executives only, a bonus amount equal to two times the greater of the participant’s target incentive opportunity established under the annual short-term incentive plan in effect for the plan year in which the participant is terminated or as in effect prior to the change in control, (v) a pro rata portion of the participant’s target incentive opportunity for the year the participant is terminated or as in effect prior to the change in control, whichever is greater, (vi) payment of continuation health coverage premiums for twelve to twenty-four months, depending on his or her position, following the date of the Qualifying Termination, and (vii) for certain employees, excise tax gross-up on severance payments, if triggered. In addition, upon a Qualifying Termination, unless otherwise provided in a plan document, award agreement or otherwise, all of the participant’s outstanding equity-based long-term incentive vehicles, including stock options, stock appreciation rights, restricted stock, and restricted stock units (“Equity Awards”) that vest solely based on continued employment of the executive shall become immediately vested in full. In the case of Equity Awards that do not vest solely based on continued employment of the Executive (“Performance Vesting Awards”), a pro-rated portion of such Performance Vesting Awards shall vest at the time of the change in control. The number of shares that vest shall be determined as if a target level of performance has been achieved and shall be pro-rated based on the length of time within the performance period elapsed prior to the change in control.

Employment, Severance and Other Agreements

Thomas J. Vacchiano, Jr.

Effective October 1, 2006, Mr. Vacchiano was appointed President and CEO as well as a member of the Board. Mr. Vacchiano was the President and CEO of Amazys from January 2001 until the acquisition of Amazys by the Company in July 2006.

Mr. Vacchiano entered into an employment agreement with X-Rite in connection with the acquisition of Amazys (July 5, 2006). The agreement is automatically extended for successive one year periods commencing at the end of the previous period unless the agreement is terminated or a new employment agreement is entered into. Effective April 1, 2011, Mr. Vacchiano’s annual salary is $400,000. Under the terms of his existing employment agreement Mr. Vacchiano is (i) entitled to participate in any bonus plan or other incentive compensation program applicable to X-Rite’s executives, and (ii) entitled to participate in any long-term incentive compensation program applicable to X-Rite’s executives, with the exact equity allocation determined each year.

In the event of termination of Mr. Vacchiano’s employment by Mr. Vacchiano for good reason or by the Company without cause, Mr. Vacchiano will receive (i) severance pay equal to his monthly salary for the last full month immediately preceding his termination for the greater of (a) the number of months remaining in the initial three year term of his Employment Agreement or (b) twelve months, (ii) a pro rata portion of any annual performance bonus to which Mr. Vacchiano would have been entitled for the year in which the Employment Period is terminated; provided that if his employment is terminated within the first six months of the year, the executive’s pro rata portion received shall be based on six months of service during the year, (iii) payment of continuation health coverage premiums under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, for eighteen months following the date of termination, and (iv) immediate vesting of all stock options and restricted shares held by Mr. Vacchiano, which shall remain exercisable to the extent provided for in the stock option and restricted stock agreements to which they relate. Mr. Vacchiano is also a participant in the Change in Control Plan for Senior Executives discussed above in “Change in Control Plans.” The Company’s October 2008 recapitalization does not constitute a change in control for purposes of acceleration of the one-time equity awards under the Change in Control Plans.

Francis Lamy

In connection with the acquisition of Amazys, the Company and Mr. Lamy entered into an employment agreement on January 30, 2006. Mr. Lamy serves as the Company’s Executive Vice President and CTO. Effective April 1, 2011, Mr. Lamy’s annual base salary is CHF 351,599 (equal to $337,144 using a 2010 average full year exchange rate equal to 1.0428748). Under the terms of the existing employment agreement, Mr. Lamy is (i) entitled to participate in any bonus plan or other incentive compensation program applicable to the Company’s executives, and (ii) entitled to participate in any long-term incentive compensation program applicable to the Company’s executives, with the exact equity allocation determined each year.

Additionally, under the Employment Agreement, Mr. Lamy is entitled to (i) a CHF 32,500 (equal to $31,164 using a 2010 average full year exchange rate equal to 1.0428748) per year allowance as a contribution to Mr. Lamy’s personal health insurance, and (ii) a CHF 5,000 (equal to $4,794 using the 2010 average full year exchange rate equal to 1.0428748) per year allowance for obtaining tax consulting advice associated with being an officer of a U.S. based corporation, and (iii) a pension scheme in accordance with the applicable provisions of Swiss law, the premiums for which are apportioned between the Company and Mr. Lamy in accordance with the contribution levels provided for in the pension scheme of Amazys.

Mr. Lamy’s employment agreement will continue until terminated in accordance with the terms of the agreement. In the event of termination of Mr. Lamy’s employment by the Company without cause or by Mr. Lamy for good reason, Mr. Lamy will receive (i) severance pay equal to his monthly salary for the last full month immediately preceding his termination for twelve (12) months, (ii) a pro rata portion of any annual performance bonus to which Mr. Lamy would have been entitled for the year in which the Employment Period is terminated; provided that if his employment is terminated within the first (6) six months of the year, the executive’s pro rata portion received shall be based on (6) six months of service during the year, (iii) the continuation of his health insurance allowance for twelve (12) months following the date of termination, and (iv) immediate vesting of all stock options and restricted shares held by Mr. Lamy, which shall remain exercisable to the extent provided for in the stock option and restricted stock agreements to which they relate. Mr. Lamy is also a participant in the Change in Control Plan for Senior Executives discussed above in “Change in Control Plans.” The Company’s October 2008 recapitalization does not constitute a change in control for purposes of acceleration of the one-time equity awards under the Change in Control Plans.

Director Emeritus Program

Any director of the Corporation serving prior to February 10, 2004, who serves the shorter of at least: (i) nine years or (ii) three maximum length terms of office as a director and who either resigns as a director or does not stand for reelection, shall be entitled to be considered for the position of “Director Emeritus.” If nominated by the NGC and elected by the Board, a Director Emeritus shall continue in that position for a period equal to the time served as a regular director prior to February 10, 2004, or until an earlier resignation or death. During their tenure, Directors Emeriti shall be given notices of all meetings of the Board, and they shall perform such consulting services for the Company as the Board may reasonably request from time to time. Directors Emeriti shall be entitled to attend and participate in all such meetings of the Board, except that they may not vote and they shall not be counted for purposes of determining a quorum. Directors Emeriti shall receive an annual cash retainer fee equal to the lesser of: (i) the annual cash retainer fee in place at the time the director resigned as a director or did not stand for reelection; or (ii) the annual cash retainer fee in place at any time during the period such director holds the position of Director Emeritus, and shall be entitled to reimbursement for expenses of attendance at meetings of the Board, but they shall receive no other compensation from the Company.

Currently, there are six individuals who hold the Director Emeritus position, including Peter Banks, Marvin DeVries, James Knister, Ted Thompson, and Ronald A. VandenBerg, who receive an annual cash retainer fee of $20,000 each, and Stanley W. Cheff, who receives an annual cash retainer fee of $40,000. Under a Separation Agreement dated June 30, 2006, Mr. Banks was awarded a compensated Director Emeritus status for a period of five years. His last payment will be at the end of the Company’s second fiscal quarter for 2011.

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

The following table sets forth the compensation paid or accrued by the Company for the year ended January 1, 2011 for services rendered in all capacities by the Company’s executive officers during the fiscal year ended January 1, 2011 (the “NEOs”):

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)(3)	Option Awards ($) (2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Current Named Executive Officers
Thomas J. Vacchiano, Jr. President, Chief Executive Officer	2010	351,576	—		—	—	390,815	—	6,761	749,152
	2009	295,385	50,000	(7)	—	—	—	—	5,565	350,950
	2008	320,000	—		1,589,510	1,014,634	—	—	9,932	2,934,076

Rajesh K. Shah Chief Financial Officer	2010	295,962	72,000	(8)	—	—	187,449	—	57,435	612,846
	2009	54,808	15,000	(8)	430,000	252,380	—	—	6,096	758,284

Francis Lamy(9) Executive Vice President, Chief Technology Officer	2010	319,773	—		—	—	276,283	99,596	31,164	726,816
	2009	305,050	25,000	(7)	—	—	—	72,236	35,422	437,708
	2008	311,284	—		807,803	678,717	—	73,747	33,371	1,904,922

(1)	On March 2, 2011, the Board approved the following annualized salary adjustments effective April 1, 2011: Mr. Vacchiano—$400,000; Mr. Shah—$312,000; and Mr. Lamy – CHF 351,599 (equal to $337,144 using a 2010 average full year exchange rate equal to 1.0428748)

(2)	See the “Grants of Plan-Based Awards Table for Fiscal Year 2010” for information regarding these stock and option awards.

(3)	These amounts reflect the aggregate compensation costs for financial reporting purposes for each fiscal year in the table in accordance with GAAP and ASC Topic 718, Compensation – Stock Compensation. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended January 1, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2011.

(4)	See the “Annual Cash Incentive Awards” discussion in the Compensation Discussion and Analysis on page 28 of this Proxy Statement.

(5)	Reflects increase in pension value during the year. Amounts for 2009 and 2008 were inadvertently omitted in prior years’ proxy statements. The presentation for those years has been revised in the table to include such amounts. Amounts for each year in this column include Mr. Lamy’s annual contribution of $23,013, which amounts are also included in Mr. Lamy’s salary column for each year.

(6)	The compensation amounts set forth in the “All Other Compensation” column for the NEOs are detailed in the following table:

2010 Name	Group Term Life Premiums ($)	Company Contributions to 401(k) Plan ($)	Health Allowance ($)	Relocation Allowance	Total ($)
Thomas J. Vacchiano, Jr.	4,861	1,900	—	—	6,761
Rajesh K. Shah	4,349	3,136	—	49,950	57,435
Francis Lamy	—	—	31,164	—	31,164

(7)	In 2009, Messrs. Vacchiano and Lamy received a discretionary one-time recognition award in the amounts specified in the Summary Compensation Table for services performed in 2009.

(8)	Mr. Shah joined the Company on October 19, 2009. The compensation information reflected in the table above for 2009 consists of compensation paid by the Company from October 19, 2009 to December 31, 2010. Under the terms of Mr. Shah’s offer letter, he received an award of $15,000 upon joining the Company and was guaranteed a bonus in the amount of $72,000 for 2010 only.

(9)	Mr. Lamy is paid in Swiss francs. Amounts shown in this table were converted to U.S. dollars using an average exchange rate for the related year represented above.

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2010

The following table contains information regarding equity and cash awards granted to the NEOs during the preceding fiscal year:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Thomas J. Vacchiano, Jr.	n/a	42,189	210,946	421,891
Rajesh K. Shah	n/a	28,412	142,062	284,124
Francis Lamy	n/a	30,698	153,491	306,982

(1)	These columns show the range of payouts for 2010 performance under the STIA plan as described in the section titled “Annual Cash Incentive Awards” in the Compensation Discussion and Analysis section. The target values are based on a percentage of each executive’s base salary. The threshold is equal to 20 percent of the target value and the maximum is equal to 200 percent of the target value. There would have been no payment if minimum performance levels (threshold) were not met. The actual payment for 2010 non-equity incentive awards was made in 2011 and is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

The following table discloses outstanding equity awards held by NEOs, including out-of-the money awards, on a grant-by-grant basis for stock option and similar awards and on an aggregate basis for non-vested stock and equity incentive plan awards as of fiscal year-end:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	Exercisable	Unexercisable
Current Named Executive Officers
Thomas J. Vacchiano, Jr.	125,000	—	—	11.25	12/18/2016
	56,230	—	—	12.50	3/8/2017
	38,086	19,043	—	6.62	3/13/2018			324,372	1,482,380
	97,556	48,778	—	3.19	10/30/2018
	73,167	73,166	—	3.45	10/30/2018
	58,534	87,799	—	3.72	10/30/2018

Rajesh K. Shah	52,224	147,776	—	2.15	10/19/2019			147,776	675,336

Francis Lamy	21,343	—	—	12.50	3/8/2017
	47,616	23,807	—	6.62	3/13/2018
	51,334	25,666	—	3.19	10/30/2018			170,683	780,021
	38,500	38,500	—	3.45	10/30/2018
	30,800	46,200	—	3.72	10/30/2018

(1)	The unvested options of Messrs. Vacchiano and Lamy expiring on March 13, 2018 vest on March 13, 2011. The unvested options for Messrs. Vacchiano and Lamy expiring on October 30, 2018 vest on October 30 of each year as follows: (i) with respect to one-third of the options in equal annual installments over a period of three years with one-third vesting commencing on October 30, 2009 and ending on October 30, 2011, (ii) with respect to one-third of the options in equal annual installments over a period of four years with one-quarter vesting commencing on October 30, 2009 and ending on October 30, 2012, and (iii) with respect to one-third of the options in equal annual installments over a period of five years with one-fifth vesting commencing on October 30, 2009 and ending on October 30, 2013. The unvested options for Mr. Shah expiring on October 19, 2019 vest on October 19 of each year as follows: (i) with respect to one-third of the options in equal annual installments over a period of three years with one-third vesting commencing on October 19, 2010 and ending on October 19, 2012, (ii) with respect to one-third of the options in equal annual installments over a period of four years with one-quarter vesting commencing on October 19, 2010 and ending on October 19, 2013, and (iii) with respect to one-third of the options in equal annual installments over a period of five years with one-fifth vesting commencing on October 19, 2010 and ending on October 19, 2014.

(2)

The amounts shown in these columns represents the threshold performance amount, which is calculated as 100 percent of the total restricted stock award with respect to the following: On October 30, 2008, Messrs. Vacchiano and Lamy were granted performance-based restricted stock that vests after five years based on the achievement of certain performance targets. On October 19, 2009, Mr. Shah was granted performance-based restricted stock that vests over five years based on the achievement of certain performance targets. If performance goals were met, full payouts on the unvested performance-based restricted stock would be as follows: Mr. Vacchiano: 324,372 shares, $1,482,380 market value; Mr. Shah: 147,776 shares, $675,336; and Mr. Lamy: 170,683 units, $780,021 market value. The market value is calculated using the closing price of the Company’s common stock as of the last trading day in fiscal 2010 (December 31, 2010) $4.57. The amounts shown in these columns do not include the portions of the awards that ultimately vested based on 2010 performance. Such vested amounts are reflected in the “Option Exercises and Stock Vested for Fiscal Year 2010” table below.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2010

The following table discloses options exercised and stock vested for NEOs during fiscal 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Current Named Executive Officers
Thomas J. Vacchiano, Jr.	—	—	114,628	(2)	521,557
Rajesh K. Shah	—	—	52,224	(3)	237,619
Francis Lamy	—	—	60,317	(4)	274,442

(1)	The value realized on vesting is calculated using the closing price of the Company’s common stock as of March 3, 2011 ($4.55).

(2)	Mr. Vacchiano was awarded 439,000 performance-based restricted shares on October 28, 2008 under the 2008 Omnibus Long Term Incentive Plan. The annual 2010 performance criterion was met and 114,628 shares were released to Mr. Vacchiano on March 3, 2011.

(3)	Mr. Shah was awarded 200,000 performance-based restricted shares on October 19, 2009 under the 2008 Omnibus Long Term Incentive Plan. The annual 2010 performance criterion was met and 52,224 shares were released to Mr. Shah on March 3, 2011.

(4)	Mr. Lamy was awarded 231,000 performance-based restricted units on October 28, 2008 under the 2008 Omnibus Long Term Incentive Plan. The annual 2010 performance criterion was met and 60,317 shares were released to Mr. Lamy on March 3, 2011.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2010

The Company does not sponsor any non-qualified deferred compensation programs.

2010 PENSION BENEFITS

Name (a)	Plan name(s) (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1) (d)	Payments During Last Fiscal Year(2) (e)
Francis Lamy	Swiss Life Collective BVG Foundation, Zurich Pension Plan	10.5	$783,704	—

(1)	In connection with the Company’s acquisition of Amazys Holding AG (Amazys) on July 5, 2006, Mr. Lamy entered into an employment agreement with X-Rite Europe GmbH, a wholly-owned subsidiary in Switzerland. In accordance with the applicable provisions of Swiss law, all obligations under the pension plan provided by Amazys were transferred to the Company for the benefit of Mr. Lamy in accordance with the contribution levels provided for in the pension scheme of Amazys. No material change or other benefit augmentation was made at that time.

Swiss Life Collective BVG Foundation, Zurich Pension Plan

The Company maintains a defined benefit plan for employees of its subsidiary in Switzerland, X-Rite Europe GmbH, Regensdorf (“Swiss Subsidiary”). The plan is part of an independent collective fund which provides pensions combined with life and disability insurance. The assets of the funded plan are held independently of the Company’s assets in a legally distinct and independent collective trust fund which serves various unrelated employers. The Fund’s benefit obligations are fully reinsured by Swiss Life Insurance Company. The plan is valued by independent actuaries using the projected unit credit method. The liabilities correspond to the projected benefit obligations of which the discounted net present value is calculated based on years of employment, expected salary increases, and pension adjustments.

Employees of the Swiss Subsidiary are eligible to participate in the plan on their first day of employment, but no earlier than January 1 following an employee’s attainment of age 17 (the saving scheme starts at age 25). Employees that have reached or exceeded the normal retirement age, employees that are under a 3 month or shorter employment contract with the Swiss Subsidiary, employees with another primary job, employees that are at least 70% disabled and those not living in Switzerland or only temporarily living in Switzerland are excluded from the plan. Normal retirement age under the plan is reached on the first of the month following attainment of age 64 (women) or 65 (men).

The compensation taken into account for benefit purposes is the participant’s annual salary (13 times the monthly salary) and 60% of the participant’s annual bonus, but excluding casual and temporary earnings. The annual salary is limited to a maximum of CHF 400,000, subject to certain reductions for partially disabled persons.

The annual retirement credit is determined in accordance with the following table:

Age	Retirement credit as % of qualifying salary
25-34	8%
35-44	11%
45-54	16%
55-65*	19%

*	Age 64 for women

Participants are required to contribute a portion of his or her salary to the annual retirement credit in accordance with the following table:

Age	Contribution as % of qualifying salary
25-34	4%
35-44	5%
45-54	6%
55-65*	7%

*	Age 64 for women

In addition, participants must contribute a portion of his or her salary to pay for the remaining costs of the fund in accordance with the following table:

Age	Retirement credit as % of annual salary
18-24	0%
25-65*	1%

*	Age 64 for women

A participant may elect early retirement on the first day of the first month following the attainment of age 58. Such participants receive benefits at a reduced conversion rate. Participants with at least 10 years of service that retire within 3 years of attaining normal retirement age receive additional benefits (50%). Participants with 24 years of service that retire within 3 years of attaining normal retirement age would receive 66.66% benefits, those with 25 years of service would receive 83.33%, and those with 26 or more years of service would receive full benefits.

Retirement benefits are paid quarterly in advance unless the participant or beneficiary elects a lump sum distribution, except for certain small balances, which are automatically paid in a single lump sum.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following discussion and tables show the amount of compensation that would be paid to each of the NEOs under the Company’s Change in Control Plan for Senior Executives in the event of termination of such executive’s employment. The amount of compensation payable to each NEO based upon the circumstances surrounding such executive officer’s termination is shown below. The amounts shown assume that such termination was effective as of January 1, 2011, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Estimated Payments upon Termination or Change in Control

The Company currently has employment agreements with Messrs. Vacchiano and Lamy. Details of those agreements are discussed under “Agreements and Other Arrangements.” Upon certain types of terminations of employment not related to a change in control of the Company, severance benefits may be paid to Messrs. Vacchiano and Lamy according to their individual employment agreement. Mr. Shah is entitled to severance under the Company’s severance policy as further described in “Severance Benefits.” Specific severance arrangements that would have been triggered by a qualifying termination event taking place on January 1, 2011 can be found in the tables shown below.

The Company currently has a change in control plan for Messrs. Vacchiano, Shah, and Lamy that provides for the payment of post-termination benefits if their employment is terminated in connection with or following a change in control. Details of that plan are discussed under “Agreements and Other Arrangements.”

Estimated Termination Payments

The following tables show potential payments to the NEOs under existing contracts, agreements, plans and arrangements, for various scenarios involving a change in control or termination of employment assuming a January 1, 2011 termination date using the closing price of the Company’s common stock as of December 31, 2010 ($4.57).

If employment is terminated with regard to any of the NEOs in this section by the Company for cause or by the executive without good reason, the executive shall be entitled to receive accrued base salary up to the date of termination of employment but shall not be entitled to receive any further salary, bonus, severance, compensation or benefits from the Company.

THOMAS J. VACCHIANO

Benefits and Payments Upon Separation	Death(1)	Disability(1)	Termination without Cause or for Good Reason	Termination without Cause or for Good Reason (Change in Control)
Compensation:
Severance(2)	$93,750	$—	$375,000	750,000
Short-term incentive(3)	—	—	390,815	840,815
Acceleration of Vesting on Stock and Options(4)	2,230,119	2,230,119	2,230,119	2,230,119
Benefits and Perquisites:
Post-Termination Heath and Dental Care(5)	—	—	14,806	19,742
Excise Tax Gross-up(6)	—	—	—	1,662,952

Total	$2,323,869	$2,230,119	$3,010,740	$5,503,628

(1)	If Mr. Vacchiano terminates his employment by death or Disability within 24 months following a change in control event, Mr. Vacchiano will not be entitled to any severance amounts or acceleration of vesting on stock and options, as provided under the terms of the Company’s Change in Control Plan for Senior Executives (“CIC Plan”).

(2)	Severance. Under Death: Reflects three months of Mr. Vacchiano’s base salary for 2010, as provided under the terms of his employment agreement. Under Termination without Cause or for Good Reason: Reflects 12 months of Mr. Vacchiano’s base salary for 2010, as provided under the terms of his employment agreement. Under Change in Control: Reflects two times base salary for 2010, as provided under the terms of the CIC Plan.

(3)	Short-term incentive. Under Termination without Cause or for Good Reason: Reflects pro-rated amount earned by Mr. Vacchiano for 2010 performance assuming a January 1, 2011 termination (100% of 2010 STIA of $390,815), as provided under the terms of his employment agreement. Under Change in Control: Reflects pro-rated amount earned by Mr. Vacchiano for 2010 performance ($390,815), plus two times the established target 2010 STIA ($225,000, which represents 60% of his annual base salary * 2 = $450,000), as provided under the terms of the CIC Plan ($390,815 + $450,000 = $840,815).

(4)	Acceleration of Vesting on Stock and Options. Under Termination without Cause or for Good Reason: Under the terms of Mr. Vacchiano’s employment agreement, all unvested stock options and restricted shares are subject to accelerated vesting upon death, disability, termination without Cause, and resignation with Good Reason. Under Change in Control: Under the terms of the CIC Plan, all unvested service-vesting equity awards are subject to accelerated vesting upon termination by the Company without Cause or by the executive for Good Reason within 24 months following a change in control, while unvested performance-vesting equity awards are subject to accelerated vesting on a pro-rated basis assuming a target level of performance was met by the executive. Under the terms of the 2008 Omnibus Long-Term Incentive Plan, outstanding equity awards may be accelerated in the Committee’s discretion upon a change in control or upon other such dates specified by the Committee. For purposes of the table above only, we are assuming that the Committee would exercise such discretion and all outstanding equity awards, including the portion of performance-vesting restricted shares that ultimately vested based on fiscal 2010 performance, would immediately vest and be paid out upon a change in control event. The amount in the table above represents the dollar value of unvested stock options and unvested restricted shares that would be accelerated based on the closing price of the Company’s common stock on December 31, 2010 ($4.57).

(5)

Post-Termination Health Care. These amounts reflect the cost of premiums for the continuation of medical and dental health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (COBRA) for a certain period following the termination date. Under Termination without Cause or for Good Reason: If Mr. Vacchiano is terminated by the Company without Cause or resigns for Good Reason, he would have been entitled to the payment of COBRA premiums for a period of eighteen months under the terms of his employment agreement. Under Change in Control: Reflects the payment of COBRA premiums for a period of two years following Mr. Vacchiano’s termination by the Company without Cause or by the Executive for Good Reason within 24 months following a change in control event, as provided under the terms of the CIC Plan.

(6)	Excise Tax Gross-Up. The Company has agreed to reimburse applicable senior executives under the CIC Plan for any excise taxes he or she is subject to under Section 4999 of the Internal Revenue Code upon a change in control, as well as any income and excise taxes payable by the senior executive as a result of any reimbursements for the Section 4999 excise taxes. The amounts reported in the table are estimates, which were determined using conservative assumptions without taking into account any reductions in parachute payments attributable to reasonable compensation payable before or after a change in control. The Company could rebut the presumption required under applicable regulations that the equity and incentive awards granted in 2010 were contingent upon a change in control. In addition, although the non-compete obligations in the CIC Plan would have value associated with them; no value was assigned to them in determining the amount of excise tax gross-up. The actual amount of excise tax due under Section 4999 can only be determined at the time of such executive’s separation from the Company.

RAJESH K. SHAH

Benefits and Payments Upon Separation	Termination without Cause	Termination without Cause or for Good Reason (Change in Control)
Compensation:
Severance(1)	$300,000	$600,000
Short-term incentive(2)	259,449	547,449
Acceleration of Vesting on Stock and Options(3)	1,271,618	1,271,618
Benefits and Perquisites:
Post-Termination Heath and Dental Care(4)	9,871	19,742
Outplacement Services(5)	3,000	—
Excise Tax Gross-up(6)	—	909,738

Total	$1,843,938	$3,348,547

(1)	Severance. Under Termination without Cause: Reflects 12 months of Mr. Shah’s base salary for 2010, as provided under the terms of the Confidential Severance Agreement and Release for Executive Band (“Executive Severance Agreement”). Under Change in Control: Reflects two times base salary for 2010, as provided under the Company’s Change in Control Plan for Senior Executives (“CIC Plan”).

(2)	Short-term incentive. Under Termination without Cause: Reflects pro-rated amount earned by Mr. Shah for 2010 performance assuming a January 1, 2011 termination (100% of 2010 STIA of $259,449), as provided under the terms of the Executive Severance Agreement. Under Change in Control: Reflects pro-rated amount earned by Mr. Shah for 2010 performance ($259,449), plus two times the established target 2010 STIA ($144,000, which represents 48% of his annual base salary * 2 = $288,000), as provided under the terms of the CIC Plan ($259,449 + $288,000 = $547,449).

(3)

Acceleration of Vesting on Stock and Options. Under Termination without Cause: Under the terms of the Executive Severance Agreement, all unvested stock options and restricted shares that would normally vest during the severance period are subject to acceleration upon termination without Cause. Under the terms of the 2008 Omnibus Long-Term Incentive Plan, outstanding awards may be accelerated in the Committee’s discretion upon a change in control or upon other such dates specified by the Committee. For purposes of the table above only, we are assuming that the Committee would exercise such discretion and all outstanding equity awards, including the portion of performance-vesting restricted shares that ultimately vested based on fiscal 2010 performance, would immediately vest and be paid out upon a termination by the

Company without Cause. Under Change in Control: Under the terms of the CIC Plan, all unvested service-vesting equity awards are subject to accelerated vesting upon termination by the Company without Cause or by the executive for Good Reason within 24 months following a change in control, while unvested performance-vesting equity awards are subject to accelerated vesting on a pro-rated basis assuming a target level of performance was met by the executive. Under the terms of the 2008 Omnibus Long-Term Incentive Plan, outstanding awards may be accelerated in the Committee’s discretion upon a change in control or upon other such dates specified by the Committee. For purposes of the table above only, we are assuming that the Committee would exercise such discretion and all outstanding equity awards, including the portion of performance-vesting restricted shares that ultimately vested based on fiscal 2010 performance, would immediately vest and be paid out upon a change in control event. The amount in the table above represents the dollar value of unvested stock options and unvested restricted shares that would be accelerated based on the closing price of the Company’s common stock on December 31, 2010 ($4.57).

(4)	Post-Termination Health Care. These amounts reflect the cost of premiums for the continuation of medical and dental health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (COBRA) for a certain period following the termination date. Under Termination without Cause: If Mr. Shah is terminated by the Company without Cause, he would have been entitled to the payment of COBRA premiums for a period of twelve months under the terms of the Executive Severance Agreement. Under Change in Control: Reflects the payment of COBRA premiums for a period of two years following Mr. Shah’s termination by the Company without Cause or by the executive for Good Reason within 24 months following a change in control event, as provided under the terms of the CIC Plan.

(5)	Outplacement Services. Under Termination without Cause: Reflects 3 months of outplacement services for Mr. Shah, as provided under the terms of the Executive Severance Agreement. The amount shown is based on an existing contract with an outplacement services company.

(6)	Excise Tax Gross-Up. The Company has agreed to reimburse applicable senior executives under the CIC Plan for any excise taxes he or she is subject to under Section 4999 of the Internal Revenue Code upon a change in control, as well as any income and excise taxes payable by the senior executive as a result of any reimbursements for the Section 4999 excise taxes. The amounts reported in the table are estimates, which were determined using conservative assumptions without taking into account any reductions in parachute payments attributable to reasonable compensation payable before or after a change in control. The Company could rebut the presumption required under applicable regulations that the equity and incentive awards granted in 2010 were contingent upon a change in control. In addition, although the non-compete obligations in the CIC Plan would have value associated with them; no value was assigned to them in determining the amount of excise tax gross-up. The actual amount of excise tax due under Section 4999 can only be determined at the time of such executive’s separation from the Company.

FRANCIS LAMY(1)

Benefits and Payments Upon Separation	Death(2)	Disability(2)	Termination without Cause or for Good Reason	Termination without Cause or for Good Reason (Change in Control)
Compensation:
Severance(3)	$54,030	$—	$324,177	$648,354
Short-term incentive(4)	—	—	276,283	587,493
Acceleration of Vesting on Stock and Options(5)	1,173,479	1,173,479	1,173,479	1,173,479
Benefits and Perquisites:
Post-Termination Heath Care(6)	—	—	31,164	62,328

Total	$1,227,509	$1,173,479	$1,805,103	$2,471,654

(1)	Mr. Lamy is paid in Swiss francs. Amounts shown in this table for severance, short-term incentive, and post-termination health care were converted to U.S. dollars using the 2010 average full year exchange rate equal to 1.0428748.

(2)	If Mr. Lamy terminates his employment by death or Disability within 24 months following a change in control event, Mr. Lamy will not be entitled to any severance amounts or acceleration of vesting on stock and options, as provided under the terms of the Company’s Change in Control Plan for Senior Executives (“CIC Plan”).

(3)	Severance. Under Death: Reflects two months of Mr. Lamy’s base salary for 2010, as provided under the terms of his employment agreement. Under Termination without Cause or for Good Reason: Reflects 12 months of Mr. Lamy’s base salary for 2010, as provided under the terms of his employment agreement. Under Change in Control: Reflects two times base salary for 2010, as provided under the terms of the CIC Plan.

(4)	Short-term incentive. Under Termination without Cause or for Good Reason: Reflects pro-rated amount earned by Mr. Lamy for 2010 performance assuming a January 1, 2011 termination (100% of 2010 STIA of $276,283), as provided under the terms of his employment agreement. Under Change in Control: Reflects pro-rated amount earned by Mr. Lamy for 2010 performance ($276,283), plus two times the established target 2010 STIA ($155,605, which represents 48% of his annual base salary * 2 = $311,210), as provided under the terms of the CIC Plan ($276,283 + $311,210 = $587,493).

(5)	Acceleration of Vesting on Stock and Options. Under Termination without Cause or for Good Reason: Under the terms of Mr. Lamy’s employment agreement, all unvested stock options and restricted shares are subject to accelerated vesting upon death, disability, termination without Cause, and resignation with Good Reason. Under Change in Control: Under the terms of the CIC Plan, all unvested service-vesting equity awards are subject to accelerated vesting upon termination by the Company without Cause or by the executive for Good Reason within 24 months following a change in control, while unvested performance-vesting equity awards are subject to accelerated vesting on a pro-rated basis assuming a target level of performance was met by the executive. Under the terms of the 2008 Omnibus Long-Term Incentive Plan, outstanding awards may be accelerated in the Committee’s discretion upon a change in control or upon other such dates specified by the Committee. For purposes of the table above only, we are assuming that the Committee would exercise such discretion and all outstanding equity awards, including the portion of performance-vesting restricted shares that ultimately vested based on fiscal 2010 performance, would immediately vest and be paid out upon a change in control event. The amount in the table above represents the dollar value of unvested stock options and unvested restricted shares that would be accelerated based on the closing price of the Company’s common stock on December 31, 2010 ($4.57).

(6)	Post-Termination Health Care. Under Termination without Cause or for Good Reason: This amount reflects the annual health insurance allowance that would be payable to Mr. Lamy under the terms of his employment agreement for a period of 12 months following the termination date. Under Change in Control: Reflects the annual health insurance allowance that would be payable to Mr. Lamy under the terms of the CIC Plan for a period of 24 months following the termination date if the Company terminates Mr. Lamy’s employment without Cause or the executive resigns for Good Reason within 24 months of a change in control event.

Estimated Change in Control Payments

Under the terms of the X-Rite, Incorporated 2008 Omnibus Long Term Incentive Plan, the Compensation Committee may, in its discretion, accelerate the payment of outstanding awards upon a Change in Control. Assuming the Committee were to exercise such discretion and accelerate awards as of a Change in Control on January 1, 2011, the value of such accelerated stock options and stock awards would be as follows: Mr. Vacchiano—$2,230,119; Mr. Shah—$1,271,618; and Mr.  Lamy—$1,173,479.

Risk Analysis of Compensation Policies for All Employees

With the help of its compensation consultant, the Committee reviewed the Company’s compensation policies and practices for all employees, including executive officers. The Committee also reviewed its compensation programs for certain design features which have been identified by experts as having the potential to encourage excessive risk-taking, including amount of equity and vesting period, compensation mix that is overly weighted toward annual incentives, unreasonable goals or thresholds, and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

In addition, the Committee believes that the mix and design of the elements of executive and employee compensation provide a balance of fixed salary and variable, cash and equity, annual and long-term incentives, and performance metrics that encourage good stewardship of the Company’s assets and do not encourage management to assume excessive risks. The Company believes that risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

EQUITY COMPENSATION PLAN SUMMARY

The following table provides information about the Company’s equity compensation plans as of January 1, 2011.

	Number of securities to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders	5,518,209	(1)	$4.34	1,491,572	(2)
Equity compensation plans not approved by shareholders	0		n/a	0

Total	5,518,209		$4.34	1,491,572

(1)	Represents outstanding options to purchase the Company’s common stock.

(2)	Represents remaining shares of the Company’s common stock available to be issued under the 2008 Omnibus Plan and the 2004 Amended and Restated Employee Stock Purchase Plan (709,972 shares).

INDEPENDENT AUDITOR INFORMATION

Relationship with the Company’s Independent Auditors

The consolidated financial statements of the Company and its subsidiaries for the year ended January 1, 2011 have been audited by Ernst & Young LLP, independent public accountants. The aggregate fees billed by Ernst & Young LLP for the 2010 and 2009 fiscal years are as follows:

	2010	2009
Audit Fees	$647,100	$717,591
Other Audit Related Fees	—	25,600
Tax Fees	83,700	62,982

	$730,800	$806,173

Audit fees include amounts incurred for the annual audits of the Company’s consolidated financial statements, interim reviews of quarterly financial information and statutory audits. Other audit related fees include amounts billed for services that are unrelated to the annual audit, such as the Company’s recapitalization plan. Fees billed for tax services include tax compliance services.

Preapproval Policy for Auditor Services

The Audit Committee’s policy is to preapprove all audit and nonaudit services provided by the Company’s independent auditors. These services may include audit services, audit related services, tax services, and other services. Preapproval is generally provided for up to one (1) year and any preapproval is detailed as to a particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated preapproval authority to its Chairperson when expedition of service is necessary. Both the Company’s independent auditors and management are required to periodically report to the entire Audit Committee regarding the extent of services provided by the Company’s independent auditors in accordance with this preapproval policy, and the fees for such services. The Audit Committee preapproved all services provided by the Company’s independent auditors in fiscal year 2010 and 2009 in accordance with the foregoing policy.

Appointment of Auditors for Fiscal 2011

As of the date of this Proxy Statement, the Company has not yet selected an independent public accounting firm to audit its consolidated financial statements for fiscal 2011. As of the date of this Proxy Statement, the Audit Committee is reviewing the terms of engagement with Ernst & Young LLP regarding their reappointment as the Company’s auditor for fiscal 2011. Representatives of Ernst & Young LLP are expected to be present at the 2011 Annual Meeting of Shareholders. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed the Company’s audited consolidated financial statements as of and for the fiscal year ended January 1, 2011, and met with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Management has primary responsibility for preparing the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls. The independent registered public accounting firm audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the company in conformity with accounting principles generally accepted in the United States and discuss with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us. The Audit Committee oversees these processes, although it relies on the information provided to us and on the representations made by management and the independent registered public accounting firm. In addition, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended January 1, 2011, as well as the report of management and the opinion thereon of Ernst & Young LLP regarding X-Rite’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received from Ernst & Young LLP the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board) and has discussed with Ernst & Young LLP its independence from the Company. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with the independence of Ernst & Young LLP and has concluded that the independence of Ernst & Young LLP is not compromised by the performance of such services.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended January 1, 2011.

Mark D. Weishaar, Chairman

Colin M. Farmer

Daniel M. Friedberg

John E. Utley

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Person Transactions

The Company has a policy to review all relationships and transactions between the Company and its directors and executive officers or their immediate family members. The Company’s CFO is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. All material matters are reviewed and approved by the Audit Committee and independent directors. The review process takes into account the following information with respect to each transaction or relationship:

1.	the nature of the related person’s interest in the transaction;

2.	the material terms of the transaction, including, without limitation, the amount and type of transaction;

3.	the importance of the transaction to the related person;

4.	the importance of the transaction to the Company;

5.	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

6.	any other matters the Audit Committee deems appropriate.

Certain Transactions

In connection with the consummation of the recapitalization of the Company in October 2008, the Company entered into investment agreements with OEP, and with Sagard and Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund, L.P. and Tinicum Capital Partners II Executive Fund L.L.C. (collectively, the “Investors”), under which, the Company sold an aggregate of 46,904,763 shares of its common stock to the Investors for an aggregate purchase price of $155 million in cash. Under the investment agreements, the Company agreed to appoint three individuals designated by OEP and one individual designated by Sagard to the Board as further described in “Nomination of Directors.” Under the OEP investment agreement, until the expiration of certain time periods or until OEP owns less than certain specified amounts of common stock, the Company must obtain OEP’s consent for, among other things, (1) acquisitions of assets in any fiscal year in excess of $25 million, (2) certain sales of equity in any fiscal year greater than $25 million, (3) the entry into a new line of business, (4) subject to certain exceptions, entry into any transaction with, or amendment or modification of, any transactions or agreements with certain affiliates of the Company, (5) certain amendments of the Company’s restated articles of incorporation or amended or restated bylaws and (6) increases in the size of the Board to more than nine members.

Simultaneously with the consummation of the recapitalization, the Company and the Investors entered into a customary registration rights agreement, pursuant to which the Company filed with the SEC a shelf registration statement covering resales of the “Registrable Shares,” as defined in the registration rights agreement, which was declared effective by the SEC on November 4, 2009.

In August 2009, the Company entered into an Exchange Agreement with the Investors, pursuant to which the Investors exchanged an aggregate of $41.6 million principal amount of loans under the Company’s second lien credit agreement that were acquired by the Investors from one of the Company’s second lien lenders immediately prior to the exchange for an aggregate of 41,561.22312 shares of the Company’s newly created Series A Preferred Stock and warrants for an aggregate of 7,500,000 shares of the Company’s common stock. The warrants were exercised by the Investors after the Company’s special meeting of shareholders held on October 28, 2009 to approve the exercise of the warrants.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING OF SHAREHOLDERS

Any proposal of a shareholder must be received by X-Rite at its headquarters, 4300 44th Street, S.E., Grand Rapids, MI 49512, no later than [    ] in order to be considered for inclusion in X-Rite’s Proxy Statement relating to the 2012 Annual Meeting. Shareholders who wish to submit a proposal not intended to be included in X-Rite’s Proxy Statement relating to the 2012 Annual Meeting, but to be presented at that meeting, and who propose to nominate a director for election at that meeting, are required by the Articles of Incorporation and Bylaws to provide notice of such proposal or nomination to X-Rite. Nominations for directors must be received not later than 30 days prior to the date of the meeting (or within seven days after X-Rite mails or otherwise gives notice of the date of such meeting, if such notice is given less than 40 days prior to the meeting date). All other proposals must be received not less than 60 nor more than 90 days prior to the scheduled meeting date, provided, that if less than 70 days’ notice, or prior public disclosure of the date of a scheduled meeting is given or made, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made. This notice must contain the information required by the Articles Incorporation and Bylaws and must be submitted in accordance with the procedures outlined therein.

OTHER MATTERS

The Company’s Annual Report to Shareholders including consolidated financial statements, as well as the Company’s Annual Report on Form 10-K, is being mailed or sent to you electronically to shareholders with this Proxy Statement.

Management is not aware of any matters to be presented for action at the Annual Meeting, other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in the Proxy.

We have delivered only one Notice to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice and, if applicable, proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, Proxy Statement or Annual Report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if two or more shareholders sharing the same address receive multiple copies of the Company’s proxy materials and wish to receive only one copy of such materials, shareholders may notify their broker if their shares are held in a brokerage account or may notify us if they hold registered shares. Such registered shareholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to X-Rite, Incorporated, 4300 44th Street, S.E. Grand Rapids, Michigan 49512, Attention: Corporate Secretary.

Upon written request by any shareholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Form 10-K Annual Report for 2010 which we filed with the SEC, including financial statements and schedules. If the person requesting the report was not a shareholder of record on March 22, 2011, the request must contain a good faith representation that he or she was a beneficial owner of the Company’s common stock at the close of business on that date. Requests should be addressed to X-Rite, Incorporated, 4300 44th Street, S.E. Grand Rapids, Michigan 49512, Attention: Corporate Secretary.

SHAREHOLDERS ARE URGED TO PROMPTLY VOTE THEIR SHARES.

By Order of the Board of Directors,

Rajesh K. Shah

Secretary

April [    ], 2011

Grand Rapids, Michigan

Exhibit A

X-RITE, INCORPORATED

2011 OMNIBUS LONG TERM INCENTIVE PLAN

1. Purpose. The purpose of the X-Rite, Incorporated 2011 Omnibus Long Term Incentive Plan (the “Plan”) is to provide (i) officers and key employees of X-Rite, Incorporated (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) members of the Board of Directors of the Company (the “Board”), with the opportunity to acquire or be granted shares of the Common Stock of the Company (“Common Stock”) or receive monetary payments based on the long term economic performance of the Company. The Company believes that the Plan will:

(a) In the case of officers and certain management employees, encourage stock ownership by such employees which will provide an incentive for such employees to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining such employees;

(b) In the case of outside directors, make service on the Board of Directors of the Company more attractive to present and prospective outside directors and to provide additional incentive for such directors to direct the Company effectively by offering them a greater interest in the continued success of the Company;

(c) In the case of certain consultants and advisors, to encourage stock ownership by such consultants and advisors which will provide an incentive to expand and improve the profits and prosperity of the Company and to make continued service to the Company more attractive.

2. Administration.

(a) Committee. The Plan shall be administered and interpreted by a compensation committee (the “Committee”). The Committee may consist of two or more members of the Board who are “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or such other members of the Board.

(b) Authority of Committee. The Committee has the sole authority, subject to the provisions of the Plan, to (i) select the employees and other individuals to receive Awards (as defined in Section 4) under the Plan, (ii) determine the type, size and terms of the Awards to be made to each individual selected, (iii) determine the time when the Awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting and the acceleration of exercisability and vesting with respect to each individual selected, and (iv) deal with any other matter arising under the Plan. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws of other countries in which the Company or its subsidiaries may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan. The Committee may, in its discretion and as permitted by law, delegate some or all of its authority under the Plan to other individuals. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. All powers of the Committee shall be executed in its sole discretion and need not be uniform as to similarly situated individuals.

(c) Responsibility of Committee. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee of the Company. The Company shall indemnify members of the Committee and any employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties under the Plan, except in circumstances involving his or her bad faith, gross negligence or willful misconduct.

3. Participants. All employees, officers and directors of the Company and its subsidiaries or any corporation in which the Company has a proprietary interest (including members of the Board who are not employees), as well as consultants and advisors to the Company or its subsidiaries or in any corporation in which the Company has a proprietary interest, are eligible to participate in the Plan. Consistent with the purposes of the Plan, the Committee shall have exclusive power to select the employees, officers, directors and consultants and advisors who may participate in the Plan (“Participants”). Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion, and designation as a person to receive Awards in any year shall not require the Committee to designate such a person as eligible to receive Awards in any other year.

4. Types of Awards. Awards under the Plan may be granted in any one or a combination of (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Restricted Stock Units, (v) Performance Shares, (vi) Performance Units and (vii) Other Incentive Awards (as described in Section 10(g)) in the discretion of the Committee (each as described below, and collectively, “Awards”). Awards may constitute Performance–Based Awards, as described in Section 11. Each Award shall be evidenced by a written agreement between the Company and the Participant (an “Agreement”), which need not be identical between Participants or among Awards, in such form as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any Agreement, the provisions of the Plan shall prevail.

5. Common Stock Available under the Plan. The aggregate number of shares of Common Stock that may be subject to Awards shall be 6,000,000 shares of Common Stock plus any shares of Common Stock that are or become available for grants of awards under the Company’s 2008 Omnibus Long Term Incentive Plan, which may be authorized and unissued, subject to any adjustments made in accordance with Section 13 hereof; provided that the maximum number of shares of Common Stock that may be subject to Restricted Stock Awards, Restricted Stock Units, Performance Shares and Other Incentive Awards shall be 4,500,000. The maximum number of shares of Common Stock with respect to which Restricted Stock Awards, Restricted Stock Units, Performance Shares and Other Incentive Awards may be granted in any one calendar year shall be 750,000. The maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to any individual Participant in any one calendar year shall be 500,000 and the maximum number of shares of Common Stock with respect to which Restricted Stock Awards, Restricted Stock Units and other Awards may be granted to any individual Participant in any one calendar year shall be 500,000, regardless of whether such Award is settled in cash or shares of Common Stock. The maximum aggregate dollar amount that may be paid to any one Participant during any calendar year under Performance Units or any Other Incentive Award paid in cash is $3,000,000. Any share of Common Stock subject to an Award that for any reason is cancelled or terminated without having been issued, exercised or vested shall again be available for Awards under the Plan, including shares used to pay the exercise price of an Option and shares withheld by the Company or delivered or tendered by a Participant in satisfaction of a tax withholding obligation; provided, however, that any such availability shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards and shall not apply for purposes of determining the maximum number of shares subject to Awards that any individual Participant may receive. For purposes of clarity, any limits in this Section 5 on the number of shares of Common Stock to be awarded or issued under the Plan or under specific types of Awards shall be subject to adjustment in accordance with Section 13 hereof.

6. Stock Options. Stock Options will enable a Participant to purchase shares of Common Stock upon set terms and at a fixed purchase price. Stock Options may be treated as (i) “incentive stock options” within the meaning of Section 422(b) of the Code (“Incentive Stock Options”), or (ii) Stock Options which do not constitute

Incentive Stock Options (“Nonqualified Stock Options”). Each Stock Option shall be subject to the terms, conditions and restrictions consistent with the Plan as the Committee may impose, subject to the following limitations:

(a) Exercise Price. The exercise price per share (the “Exercise Price”) of Common Stock subject to a Stock Option shall be determined by the Committee and may not be less than the Fair Market Value (as defined in Section 17) of a share of Common Stock on the date the Stock Option is granted.

(b) Payment of Exercise Price. The Exercise Price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock that have been owned by the Participant for at least six months, by Stock Appreciation Rights, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms, provided such agreements and procedures comply with applicable law. The Committee may also prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by the Participant, providing the Company with a notarized statement attesting to the number of shares owned for at least six months, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option.

(c) Exercise Period. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall determine, as set forth in the related Agreement.

(d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants who, at the time of the grant, are employees of the Company, a subsidiary or any corporation in which the Company has a proprietary interest, and only at an Exercise Price that is not less than the Fair Market Value of a share of Common Stock on the date of the grant. The aggregate Fair Market Value of the Common Stock (determined as of the date of the grant) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to a Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such Incentive Stock Option is prohibited by its terms after the expiration of five years from its date of grant.

(e) Termination of Employment, Disability or Death.

(1) Except as provided below or in an Agreement, a Stock Option may only be exercised while the Participant is employed by, or providing service to, the Company, as an employee, member of the Board or advisor or consultant. In the event that a Participant ceases to be employed by, or provide service to, the Company for any reason other than Disability (as defined in subsection (5) below), death or termination for Cause (as defined in subsection (5) below), any Stock Option which is otherwise exercisable by the Participant shall terminate as provided in the Agreement unless the Committee amends a Participant’s Agreement for termination of employment provisions. Except as otherwise provided by the Committee, any Stock Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(2) In the event the Participant ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, any Stock Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Company. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Company, or after the Participant’s termination of employment or service, any Stock Option held by the Participant shall immediately terminate. In the event the Committee determines that the Participant has engaged in conduct that constitutes Cause, in addition to the immediate termination of all Stock Options, the Participant shall automatically forfeit all shares underlying any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates or registered the shares in the name of the Participant, as the case may be, upon refund by the Company of the Exercise Price paid by the Participant for such shares (subject to any right of setoff by the Company).

(3) Except as otherwise provided by the Committee, in the event the Participant ceases to be employed by, or provide service to, the Company because the Participant is Disabled, any Stock Option which is otherwise exercisable by the Participant shall terminate unless exercised within two years after the date on which the Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option.

(4) Except as otherwise provided by the Committee, if the Participant dies while employed by, or providing service to, the Company, any Stock Option which is otherwise exercisable by the Participant shall terminate unless exercised within two years after the date on which the Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option.

(5) For purposes of this Section 6(e):

(A) The term “Company” shall mean the Company and its subsidiary corporations or any other entity in which the Company holds a proprietary interest.

(B) “Disability” or “Disabled” shall mean a physical or mental infirmity which impairs the Participant’s ability to substantially perform the Participant’s duties or the Participant’s regular occupation with the Company, which continues for a period of at least one hundred eighty (180) consecutive days.

(C) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant has (i) engaged in conduct involving dishonesty or fraud or conviction of a crime involving more turpitude; (ii) intentionally engaged in conduct which is materially injured to the Company, monetarily or otherwise; or (iii) failed to perform assigned duties (other than a failure resulting from an illness or other similar incapacity or disability), or to comply with the policies applicable to all Company employees after demand for performance or compliance is made to the Participant; or (iv) breached any other provision of his or her terms of employment or service contract with the Company, including without limitation covenants against competition, or has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

(f) No Repricing. In no event shall the Committee cancel any outstanding Stock Option with an exercise price greater than the then current Fair Market Value of the Common Stock for the purpose of reissuing any other Award to the Participant at a lower exercise price nor reduce the exercise price of an outstanding Stock Option without stockholder approval.

7. Stock Appreciation Rights. Stock Appreciation Rights shall provide a Participant with the right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (i) the Fair

Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised, over (ii) the Fair Market Value of such shares on the date of grant, or other specified valuation (which shall be no less than the Fair Market Value on the date of grant). Each Stock Appreciation Right shall expire no more than ten years from its date of grant, and shall be subject to such other terms and conditions as the Committee shall deem appropriate, including, without limitation, provisions for the forfeiture of the Stock Appreciation Right for no consideration upon termination of employment. In no event shall the Committee cancel any outstanding Stock Appreciation Right with a grant price greater than the then current Fair Market Value of the Common Stock for the purpose of reissuing any other Award to the Participant at a lower grant price nor reduce the grant price of an outstanding Stock Appreciation Right without stockholder approval.

8. Restricted Stock Awards. Restricted Stock Awards shall consist of Common Stock issued or transferred to Participants with or without other payments therefor as additional compensation for services to the Company. Restricted Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s employment within specified periods or prior to becoming vested. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by a Restricted Stock Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. Each Restricted Stock Award shall specify whether the Participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9. Restricted Stock Units. Restricted Stock Units may be awarded or sold to Participants under such terms and conditions as shall be established by the Committee. Restricted Stock Units shall provide a Participant with the right to receive a payment, in cash, Common Stock or a combination thereof, at a date on or after vesting in accordance with the terms of such grant and/or upon the attainment of performance criteria specified by the Committee. Restricted Stock Units shall be subject to such restrictions as the Committee determines.

10. Performance Units, Performance Shares and Other Incentive Awards

(a) Grant of Performance Units or Performance Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b) Value of Performance Units and Performance Shares. Each “Performance Unit” is an Award with an initial value established by the Committee at the time of grant. Each “Performance Share” is an Award with an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Units or Performance Shares that will be paid out to the Participant. For purposes of this Section 10, the time period during which the performance objectives must be met will be called a “Performance Period” and will be set by the Committee in its discretion.

(c) Earning of Performance Units and Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive payout on the number and value of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

(d) Award Agreement. Each grant of Performance Units or Performance Shares will be evidenced by an Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Units or Performance Shares), and such other provisions as the Committee determines.

(e) Form and Timing of Payment of Performance Units and Performance Shares. Except as provided in Section 12, payment of earned Performance Units and Performance Shares will be made as soon as practicable after the close of the applicable Performance Period, in a manner determined by the Committee in its sole discretion. The Committee will pay earned Performance Units and Performance Shares in the form of cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as specified in the Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.

(f) Termination of Employment. The Agreement for each Performance Unit and Performance Share will set forth the terms, if any, pursuant to which a Participant would receive payment of such Award following his or her termination of employment from the Company.

(g) Other Incentive Awards. In addition to the Awards described in Sections 6 through 9 and Sections 10(a) through 10(f) above, and subject to the terms of the Plan, the Committee may grant other incentives (“Other Incentive Awards”) payable in cash or shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

11. Performance-Based Awards. Certain Awards granted under the Plan may be granted in a manner such that they qualify for the performance based compensation exemption from Section 162(m) of the Code (“Performance-Based Awards”).

(a) Committee. Notwithstanding any other provision of the Plan to the contrary, the Committee for purposes of granting Performance-Based Awards shall consist of two or more members of the Board who are “outside directors” as defined under Section 162(m) of the Code and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act, or such other members of the Board.

(b) Performance-Based Criteria. As determined by the Committee in its sole discretion, either the granting, vesting or payment of such Performance-Based Awards are to be based upon one or more of the following factors: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA; economic value-added models and comparisons with various stock market indices; reductions in costs; cash flow from operations; or any combination of the foregoing. With respect to Performance-Based Awards that are not Stock Options or Stock Appreciation Rights based solely on the appreciation in the Fair Market Value of Common Stock after the grant of the Award, (i) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply, no later than 90 days after the commencement of such fiscal period (but in no event after 25% of such period has elapsed), (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied, and (iii) the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal. After establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

12. Deferrals and Code Section 409A.

(a) Deferrals. As provided in an Agreement, the Committee may permit a Participant to defer receipt of cash or shares of Common Stock that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in Code Section 409A) in accordance with this Section 12. For purposes of the Plan, “Section 409A” shall mean Code Section 409A and any applicable regulations or interpretative authority promulgated thereunder.

(b) Initial Deferral Elections. The deferral of an Award or compensation otherwise payable to the Participant shall be set forth in the terms of an Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish. Except as may otherwise be provided in an Agreement or Section 409A, any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:

(1) A Participant may make a deferral election with respect to an Award (or compensation giving rise thereto) at any time in any calendar year preceding the year in which any services giving rise to such compensation or Award are rendered.

(2) In the case of the first year in which a Participant becomes eligible to receive an Award or defer compensation under the Plan (aggregating other plans of its type as set forth in Section 409A), the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided, that such election may apply only with respect to the portion of the Award or compensation attributable to services to be performed subsequent to the election.

(3) Where the grant of an Award or payment of compensation, or the applicable vesting is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs services for the Company, a Participant may make a deferral election no later than 6 months prior to the end of the applicable performance period.

(4) Where the vesting of an Award is contingent upon the Participant’s continued service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an Award. Any such deferral election must defer receipt for a period of at least two years.

(5) A Participant may make a deferral election in other circumstances and at such times as may be permitted under Section 409A.

(c) Distribution Dates. Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Agreement, which may be upon the earliest or latest of one or more of the following:

(1) A fixed date as set forth in an Agreement or pursuant to a Participant’s election;

(2) the Participant’s death;

(3) the Participant’s disability, as defined in Section 409A;

(4) a change in control, as defined in Section 409A;

(5) an unforeseeable emergency, as defined in Section 409A and implemented by the Committee;

(6) a Participant’s separation from service, as defined in Section 409A; or

(7) such other events as permitted under Section 409A.

(d) Redeferrals. The Committee, in its discretion, may permit a Participant to make a subsequent election to delay a distribution date, or, as applicable, to change the form of distribution payments, attributable to one or more events triggering a distribution, so long as (i) such election may not take effect until at least twelve (12) months after the election is made, (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made, and (iii) such election may not be made less than twelve (12) months prior to the date the distribution was to be made.

(e) Termination of Deferred Compensation Arrangements. The Committee may in its discretion terminate the deferred compensation arrangements created under the Plan subject to the following:

(1) the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control, as defined in Section 409A, provided that all payments under such arrangement are distributed in full within 12 months after such termination;

(2) the arrangement may be terminated in the Committee’s discretion at any time provided that (i) all deferred compensation arrangements of similar type maintained by the Company are terminated, (ii) all payments are made at least 12 months and no more than 24 months after such termination, and (iii) the Company does not adopt a new arrangement of similar type for a period of five years following the termination of the arrangement; and

(3) the arrangement may be terminated within 12 months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of the (i) the end of the calendar year of such termination, (ii) the calendar year in which such payments are fully vested, or (iii) the first calendar year in which such payment is administratively practicable.

(f) Six-Month Delay. Notwithstanding any other provision in this Plan or any Agreement, if a Participant is a “specified employee” (as defined in Section 409A) at the time of his or her separation from service, no amount that is subject to Section 409A and that becomes payable by reason of such separation from service shall be paid to such Participant before the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death.

(g) Section 409A Savings Clause. Notwithstanding anything in this Plan or any Agreement to the contrary, no terms of this Plan relating to Awards or any deferral with respect thereto shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to cause an Award, or the deferral or payment thereof, to become subject to interests and additional tax under Section 409A.

13. Adjustments to Awards. In the event of any consolidation, stock split, stock or other non-cash dividend, extraordinary cash dividend, split-up, combination or exchange of shares reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee shall adjust the aggregate number of shares of Common Stock subject to the Plan and the number of shares of Common Stock subject to (and terms, including price, of) outstanding Awards and that may be made subject to Awards to any individual Participant, as well as the aggregate number of shares of Common Stock that may be made subject to any type of Award. In the event of any merger, consolidation or reorganization of the Company with or into another corporation which results in the outstanding Common Stock of the Company being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee in its discretion, for each share of Common Stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock will be entitled pursuant to the transaction.

14. Substitution and Assumption of Awards. The Committee may authorize the issuance of Awards under this Plan in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of the Company or any subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate. Any substitute Awards granted under the Plan shall not count against the limitations set forth in Section 5.

15. Change in Control.

(a) Effect. In its sole discretion and subject to the terms of any agreement between the Company and a Participant, the Committee may determine that, upon the occurrence of a Change in Control (as defined below), all or a portion of each outstanding Award shall become exercisable or payable in full (if applicable, and whether or not then exercisable), either upon the Change of Control or at such other date or dates that the Committee may determine, and that any forfeiture and vesting restrictions thereon shall lapse on such date or dates. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Stock Option and Stock Appreciation Right shall terminate within a specified number of days after notice to the Participant thereunder, and each such Participant shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

(b) Defined. For purposes of this Section 15, a Change in Control shall be deemed to have occurred if:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(2) the date when Continuing Directors cease to be a majority of the members of the Board then in office;

(3) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, which merger or consolidation is consummated, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with newly acquired ownership acquired in such transaction by any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(4) the shareholders of the Company approve a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, which liquidation, sale or disposition is consummated.

(c) Other Terms. For purposes of Section 15(b) of this Plan, the following terms shall have the following meanings:

(1) “Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company as determined by the Board in its discretion.

(2) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act.

(3) “Continuing Directors” shall mean the persons who constitute the Board on the date hereof together with their successors whose nominations were approved by a majority of Continuing Directors.

(4) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(5) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided however, that Person shall exclude (i) the Company or any of its Affiliates, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its

Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, and (iv) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

16. Transferability of Awards. Except as provided below or as approved by the Committee, a Participant’s rights under an Award may not be transferred or encumbered, except by will or by the laws of descent and distribution or, subject to such procedures as may be established by the Commitee, in the case of Awards other than Incentive Stock Options, pursuant to a domestic relations order (as defined under Section 414(p) the Code). The Committee may provide, in an Agreement for a Nonqualified Stock Option or Restricted Stock Award, for its transferability as a gift to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer and the transferred Nonqualified Stock Option or Restricted Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option or Restricted Stock Award immediately before the transfer.

17. Fair Market Value. The “Fair Market Value” per share shall be the last reported sale price on the NASDAQ National Market on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or if such value is not available the Fair Market Value per share shall be as determined by the Committee.

18. Withholding. All distributions or payments made with respect to an Award shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. The Company may require a Participant to remit to it or to the subsidiary that employs a Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due to the Participant as the Company shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award by electing to have the Company withhold shares of Common Stock deliverable thereunder having a Fair Market Value that is not in excess of the amount of tax to be withheld. The Company shall have no responsibility for any tax consequences to a Participant.

19. Shareholder Rights. A Participant shall not have any of the rights or privileges of a holder of Common Stock for any Common Stock that is subject to an Award, including any rights regarding voting or the payment of dividends (except as expressly provided under the terms of the Award), unless and until a certificate representing such Common Stock has been delivered to the Participant.

20. Tenure. A Participant’s right, if any, to continue to serve the Company or its subsidiaries as a director, officer, employee, consultant or advisor shall not be expanded or otherwise affected by his or her designation as a Participant.

21. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash shall be paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22. Duration, Amendment and Termination. No Award may be granted more than ten years after the Effective Date (as described in Section 26). The Plan may be amended or terminated in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the amendment would (i) increase the total number of shares which may be issued under the Plan or (ii) increase the maximum number of shares which may be issued to any individual Participant under the Plan. No amendment or termination of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant’s written consent.

23. Governing Law. This Plan, Awards granted hereunder and actions taken in connection with the Plan shall be governed by the laws of the State of Michigan, regardless of the law that might otherwise apply under applicable principles of conflicts of laws.

24. Requirements of Law. The granting of Awards and the issuance of shares of Common Stock or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

25. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of shares of Common Stock or other amounts not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

26. Effective Date. This Plan shall be effective as of March 2, 2011 which is the date as of which the Plan was adopted by the Board, provided that the Plan is approved by the shareholders of the Company at its annual meeting of shareholders to be held in 2011, and such approval of shareholders shall be a condition to the right of each Participant to receive an Award hereunder. Upon effectiveness of this Plan, no further awards will be made under the Company’s 2008 Omnibus Long Term Incentive Plan.